Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated March 16, 2023 (this “Execution Date”), is made and entered into by and among Wood Violet Fertility LLC, a Delaware limited liability company (the “Buyer”) and Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (the “Company”), The Elizabeth Pritts Revocable Living Trust (the “Seller”), and Dr. Elizabeth Pritts, an individual and sole trustee of Seller (“Dr. Pritts”, and together with the Seller, the “Seller Parties”).

RECITALS

WHEREAS, the Seller is the direct record and beneficial owner of all of the outstanding Equity Securities (as defined below) of the Company;

WHEREAS, INVO Centers LLC, a Delaware limited liability company (“INVO”), owns all of the issued and outstanding Equity Securities of the Buyer and is experienced in the provision of management and supportive services for medical practices providing fertility services;

WHEREAS, on the Effective Date, the Company shall sell, transfer, convey, assign and deliver to the Buyer, free and clear of all Encumbrances, and the Buyer shall purchase from the Company, all of the Purchased Assets on the terms set forth in this Agreement; and

WHEREAS, on the Effective Date, the Company, Buyer and Dr. Pritts shall enter into certain agreements for the provision of management services by Buyer to Company and other related ancillary services and arrangements as described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and including the foregoing recitals, the Parties agree as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

As used herein, the following terms shall have the following meanings:

“Accounts Payable Assumed Liabilities” is defined in Section 2.2.1.

“Action” means any claim, action, cause of action, suit (whether in contract or tort or otherwise) or audit, litigation (whether at law or in equity and whether civil or criminal), controversy, assessment, grievance, arbitration, investigation, audit, opposition, interference, hearing, mediation, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

“Additional Cash Payment” means Five Hundred Thousand Dollars ($500,000) payable in cash in immediately available funds.

“Affiliate” means, with respect to any specified Person at any time, (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is at such time an officer, manager, or director of, or direct or indirect beneficial holder of at least fifteen percent (15.0%) of any class of the Equity Securities of, such specified Person, (c) if such specified Person is an individual, the Family Members of such Person, (d) the Family Members of each officer, manager, director, or holder described in clause (b) above, and (e) any entity which such Person or any Family Members of such person hold, individually or in the aggregate, a material interest.

“Allocation” is defined in Section 2.6.

“Ancillary Agreements” means all agreements, instruments and documents executed and delivered under this Agreement or in connection herewith.

“Asset Purchase Price” is defined in Section 2.3.

“Assets” means all of the Company’s properties, rights, and assets, whether real or personal and whether tangible or intangible.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, dated as of the Closing Date, between the Company and the Buyer, substantially in the form set forth on Exhibit A.

“Assumed Contracts” means any and all rights under Contracts for licenses and leases for tangible non-clinical personal property of the Company as set forth on Exhibit B.

“Assumed Liabilities” is defined in Section 2.2.1.

“Base Purchase Price” means an amount equal to Five Hundred Thousand Dollars ($500,000).

“Bill of Sale” means the Bill of Sale, dated as of the Closing Date and executed by Company, substantially in the form set forth on Exhibit C.

“Business” means the business conducted or being planned to be conducted by the Company, which includes the owning, operating and managing of the fertility practice which provides direct treatment to patients that includes fertility, gynecology and obstetrics care and related laboratory services and surgical procedures, and employing physicians and other healthcare providers who provide such services and procedures.

“Business Data” is defined in Section 3.22.2.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which banks located in New York, New York are authorized or required by applicable Law to be closed.

“Buyer Indemnified Persons” is defined in Section 9.1.

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“CARES Act” means the Coronavirus, Aid, Relief and Economic Security Act (H.R. 748) (together with all amendments thereto and the statutes, rules and regulations promulgated thereunder and any successor to such statutes, rules or regulations, as in effect on the date hereof).

“Cash” means the amount of cash and cash equivalents of the Company as of the close of business on the date immediately preceding the Closing Date, except for Prepaid Amounts (as defined below).

“Closing” is defined in Section 2.5.1.

“Closing Date” is defined in Section 2.5.1

“Closing Payment” means an amount equal to (a) the Base Purchase Price, minus (b) the Target Closing Date Debt, minus (c) the Holdback Amount.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by the Company or used by the Company in connection with the Business, including all Intellectual Property Rights in and to Company Technology.

“Company Plan” is defined in Section 3.13.1.

“Company Practitioner” is defined in Section 3.21.3.

“Company Registrations” is defined in Section 3.10.2.

“Company Technology” means any and all Technology used in connection with the Business.

“Company’s Knowledge” (or similar phrase) means the actual knowledge, after reasonable investigation, of the Seller Parties.

“Compensation” means, with respect to any Person, all wages, salaries, commissions, compensation, severance pay or benefits, bonuses, or other remuneration or benefits of any kind or character whatsoever (including issuances or grants of Equity Securities or the right to acquire such Equity Securities), required to be made or that have been made directly or indirectly by the Company to such Person or Affiliates of such Person.

“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement.

“Contract” means any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral.

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“Contractual Obligation” means, with respect to any Person, any Contract to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Debt” means, with respect to any Person, all obligations of such Person (a) for borrowed money (including overdraft facilities) or in respect of loans or advances, (b) evidenced by notes, bonds, debentures or similar contractual obligations, (c) for deferred rent or the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business, but in any case including any deferred purchase price Liabilities, earnouts, contingency payments, installment payments, seller notes, promissory notes, or similar Liabilities related to past acquisitions and whether or not contingent), (d) under leases or synthetic obligations required to be capitalized in accordance with GAAP, (e) in respect of letters of credit and bankers’ acceptances (in each case whether or not drawn, contingent or otherwise), (f) in respect of deferred compensation for services (including any 401(k) contributions and profit sharing arrangements) or in respect of any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA, or Compensation owed to any employee or former employee and including the employer’s share of any employment, payroll or similar Taxes thereon, (g) under any derivative, hedging or similar agreements (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements or any other agreements or arrangements designed to protect against fluctuations in interest rate, currency exchange rates or commodity prices), (h) secured, in whole or in part, by an Encumbrance on such Person’s assets or property, whether or not the secured obligation is one that has been incurred by such Person, (i) for any accrued but unpaid Taxes as determined on a jurisdiction by jurisdiction basis (with the amount for each type of Tax and jurisdiction never being less than $0), (j) for any payroll or other employment Taxes of the Company for any Pre-Closing Tax Period deferred pursuant to Section 2302 of the CARES Act, (k) for any deferred Tax liability attributable to income that will be recognized for income Tax purposes in a taxable period (or portion thereof) beginning on or after the Closing Date attributable to the use by the Company of the cash method of accounting for income Tax purposes in Pre-Closing Tax Periods, including any Tax liability attributable to income that will be recognized pursuant to Section 481 of the Code as a result of the change of accounting method to an accrual method of accounting by the Company, (l) in the nature of guarantees or other obligations for any of the items described in clauses (a) through (k) above of any other Person and (m) accrued but unpaid interest, fees, penalties, and premiums arising with respect to any of the items described in clauses (a) through (l) above (including any prepayment premiums due or arising as a result of the consummation of the Contemplated Transactions).

“Disclosed Contract” is defined in Section 3.15.2

“Employee Plan” means any plan, program, practice, agreement, policy or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is (a) a welfare plan within the meaning of Section 3(1) of ERISA, whether or not subject to ERISA, (b) a pension plan within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, phantom stock, stock appreciation right or similar equity-based plan or (d) any other employment, consulting, independent contractor, outside broker, severance, deferred-compensation, commission, retirement, welfare-benefit, bonus, incentive, profit-sharing, retention, change-in-control, vacation, fringe-benefit, or other similar plan, program, practice, agreement, policy or arrangement.

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“Employment Agreement” means the employment agreement, dated as of the Closing Date, between Company and Dr. Pritts, substantially in the form attached as Exhibit E.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, right of first offer or first refusal, buy/sell agreement and any other restriction, encumbrance or covenant with respect to, or condition governing the use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of, any other attribute of ownership.

“Environmental Laws” means any Law relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Equity Securities” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” means the federal Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” is defined in Section 3.13.1.

“Execution Date” is defined in the Preamble.

“Excluded Assets” is defined in Section 2.1.2.

“Excluded Liabilities” is defined in Section 2.2.2.

“Facilities” means any buildings, improvements, offices, structures, driveways or parking lots located on the Leased Real Property.

“Family Member” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.

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“Financial Statements” is defined in Section 3.5.1.

“Fundamental Representations” means the representations and warranties of the Company and the Seller set forth in Sections 3.1 (Organization), 3.2 (Power and Authorization), 3.3 (Noncontravention), 3.4 (Capitalization; Subsidiaries), 3.6 (Absence of Certain Developments), 3.7 (Debt), 3.8 (Ownership of Assets, Sufficiency), 3.10.1 (Title to Intellectual Property), 3.17 (Affiliate Transactions), 3.20 (No Brokers), 4.1 (Power and Authorization), 4.2 (Noncontravention), 4.3 (Title), and 4.8 (No Brokers).

“Funds Flow” is defined in Section 2.5.2.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the articles of incorporation, bylaws, shareholders agreement, articles of formation, articles of organization, limited liability company agreement, operating agreement, partnership agreement, trust agreement, or similar documents of any Person.

“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination, or award entered by or with any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any mediator, arbitrator or arbitral body.

“Government Receivables” means accounts receivable of the Company arising from the rendering of medical or laboratory services or the provision of medical care or Supplies to patients of the Company by the Company or the personnel of the Company that relates to (i) a Health Care Program or (ii) a patient claim of the Company that is due to the Company from beneficiaries of governmental Payors or any governmental Payor directly.

“Guaranties” means those certain Unlimited Continuing Guaranties, dated October 1, 2020, made in favor of U.S. Bank National Association by each of the Guarantors (as defined below) in connection with the Loan Agreement.

“Guarantors” means each of the Company, the Seller and Dr. Pritts.

“Hazardous Substance” is defined in Section 3.14.

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“Health Care Law” means (a) all Laws and all standards, rules, regulations, or promulgations in each case relating to medical care providers or facilities, participation in Health Care Programs or the practice of medicine, including any Law relating to referrals, bribes, rebates or kickbacks, billing or submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, maintenance of controlled substances, pharmaceuticals or drugs, medical privacy and security, patient confidentiality, informed consent, the hiring of employees or acquisition of services or supplies from Persons who have been excluded from participation in any Health Care Programs, corporate practice of medicine, physician fee splitting, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, and advertising or marketing of medical care services, including Medicare, Medicaid, CHIP, the TRICARE laws (10 U.S.C. § 1071, et seq.), the False Claims Act (31 U.S.C. § 3729, et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), federal and state anti-kickback statutes (including 42 U.S.C. § 1320a 7b), federal and state referral Laws (including 42 U.S.C. § 1395nn), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.), the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95), the Deficit Reduction Act of 2005 (P.L. 109-171, 120 Stat. 4), the Controlled Substances Act (21 U.S.C. 801, et seq.) and HIPAA; (b) any position statements, declaratory statements, program memoranda, advisory opinions, bulletins, notifications, manuals, guidance, opinion letters, policies and any and all other Governmental Authority interpretations with regard to any Law referenced in subsection (a) above; and (c) any and all amendments or modifications made from time to time to the items referenced in subsections (a)-(b) above.

“Health Care Permit” means any Permit issued or enforced by a Governmental Authority with jurisdiction over any Health Care Law.

“Health Care Program” means any plan or program operated by any Governmental Authority or any other Person involving or related to the reimbursement of health care goods or services or that provides health benefits, whether directly or indirectly, through insurance, or otherwise, but excluding Fair Credit Reporting Laws and ERISA.

“HIPAA” is defined in Section 3.21.14.

“HIPAA Policies and Procedures” is defined in Section 3.21.14.

“Holdback Amount” means Two Hundred Eighty Thousand Dollars ($280,000).

“Holdback Release Date” means the first Additional Payment Date (as defined in Section 2.3.2).

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“Indemnified Person” means, with respect to any Indemnity Claim, each Buyer Indemnified Person or Seller Indemnified Person asserting the Indemnity Claim (or on whose behalf the Indemnity Claim is asserted) under Sections 9.1 or 9.3, as the case may be.

“Indemnified Taxes” means without duplication, any Liability for the following Taxes, whether such Liability is direct or as a result of transferee or successor Liability, joint and/or several Liability, pursuant to a Contract, a result of filing a Tax Return, pursuant to an adjustment or assessment by a Governmental Authority, by an obligation to withhold, or otherwise, and, in each case, whether disputed or not: (i) Taxes that relate to the Business, the Purchased Assets, Assumed Liabilities or the Transferred Employees for or attributable to any Pre-Closing Tax Period (determined, with respect to any Straddle Period, pursuant to Section 6.9.4), (ii) all Taxes of the Company or the Seller Parties, including Taxes arising out of or resulting from the Contemplated Transactions (including any Tax Liabilities which are allocated to the Seller Parties pursuant to Sections 6.9.2), and (iii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period. In each case, together with any interest, penalties and additions to Tax with respect to any of the foregoing. Indemnified Taxes shall exclude Taxes included in the computation of Debt, as finally determined.

“Indemnifying Person” means, with respect to any Indemnity Claim, the party or parties against whom such Indemnity Claim may be or has been asserted.

“Indemnity Claim” means a claim for indemnity under Sections 9.1 or 9.3, as the case may be.

“Intellectual Property Rights” means the entire right, title, and interest in and to all proprietary rights of every kind and nature however denominated, throughout the world, including (a) patents, copyrights, mask work rights, confidential information, trade secrets, database rights, and all other proprietary rights in Technology, (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith (including assumed names, regardless of whether such names are currently in use or have ever been registered), (c) domain names, websites, social media accounts, e-mail addresses, rights of privacy and publicity, and moral rights, (d) any and all registrations, applications, code, recordings and other content (including pictures, testimonials, presentations, videos or other advertising, marketing or promotional material created by or on behalf of the applicable Person) licenses, common-law rights, and contractual rights relating to any of the foregoing, and (e) all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Intended Tax Treatment” is defined in Section 2.3.2.

“INVO Bioscience” means INVO Bioscience, Inc., the parent company of INVO.

“Landlord” means Taylyn Holdings, LLC, a Wisconsin limited liability company.

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“Law” means all Health Care Laws and any constitution, law (including common law), statute, standard, ordinance, code, rule, regulation, resolution, or promulgation of any Governmental Authority, or any Government Order, or any license, franchise, permit, or similar right granted under any of the foregoing, or any similar provision or duty or obligation having the force or effect of law.

“Leased Real Property” means the real property licensed, leased or subleased by the Company, together with all Facilities located thereon.

“Legacy Expenses” means those expenses of the Business, and/or the Company arising prior to Closing to the extent that the same did not arise in the Ordinary Course of Business and have not been fully paid and extinguished by the Company or the Seller (including accounts payable, refunds, compensation and Company Plan contributions), excluding Accounts Payable Assumed Liabilities. For the avoidance of doubt, Legacy Expenses are and shall at all times remain Excluded Liabilities, and the Seller shall remain liable therefor.

“Legacy Receivables” means all accounts receivable and other receivables (excluding Government Receivables) billed by the Company as of the Closing Date, which represent amounts payable to the Company for services actually performed on or prior to the Closing and in the Ordinary Course of Business.

“Liability” means, with respect to any Person, any liability or obligation of such Person (including any Contractual Obligation), including whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether liquidated or unliquidated, or whether due or to become due.

“Loan Agreement” means that certain Term Loan Agreement, dated October 1, 2020, by and between Taylyn Holdings, LLC and U.S. Bank National Association and each ancillary agreement executed in connection the foregoing, including the Guaranties.

“Losses” is defined in Section 9.1.

“Management Services Agreement” means that certain management services agreement, by and between Buyer and Company, and all ancillary agreements thereto, substantially in the form attached as Exhibit F.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company after Closing.

“Medical Consultant Agreement” means at certain medical consultant independent contractor agreement, dated as of the Closing Date, between Buyer and Dr. Pritts, substantially in the form attached as Exhibit D.

“Most Recent Balance Sheet” is defined in Section 3.5.1(b).

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“New Lease” means a new lease between Buyer and Landlord for the property located at 3146 Deming Way, Middleton, WI 53562, substantially in the form attached as Exhibit G.

“Ordinary Course of Business” means any action taken by any Person in the ordinary course of such Person’s business which is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital) in the normal day-to-day operations of such Person.

“Overpayments” means returns, refunds, set offs, overpayments, discounts or adjustments which, as of the Closing Date, are owed and unpaid to any Payors, Programs, patients or other third parties, excluding Prepaid Amounts (as defined below).

“Payor” means any and all health care service plans, health maintenance organizations, health insurers and other private and governmental third-party payors.

“Permits” means, with respect to any Person, any license, accreditation, bond, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Encumbrance” means (a) statutory liens for current Taxes, special assessments, or other governmental charges not yet delinquent and for which adequate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business and relating to amounts that are not yet due and payable and are not material, and (c) restrictions on the transfer of securities arising under federal and state securities Laws.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock, or other company, business trust, trust, organization, labor union, Governmental Authority, or other entity of any kind.

“Personal Data” means a Person’s name, street address, telephone number, e-mail address, date of birth, gender, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank account information and other financial information, customer or account numbers, account access codes and passwords, or any other piece of information that allows the identification of such person or enables access to such person’s financial information or protected health information.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the end of the Closing Date.

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“Prepaid Amounts” means any and all amounts, whether cash or cash equivalents, prepaid to the Company by patients (and not Payors) for items and services that have not yet been performed on or prior to the Closing.

“Privacy Agreement” is defined in Section 3.22.1.

“Programs” is defined in Section 3.21.3.

“Property Taxes” is defined in Section 6.9.4.

“Purchased Assets” is defined in Section 2.1.1.

“Purchase Price” shall mean the Base Purchase Price, as adjusted pursuant to the Post-Closing Adjustment described in Section 2.10.

“Released Claims” is defined in Section 6.8.4.

“Released Party” or “Released Parties” are defined in Section 6.8.4.

“Representative” means, with respect to any Person, any director, manager, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Revised Company Bylaws” means those certain Amended and Restated Bylaws of Wisconsin Fertility and Reproductive Surgery Associates, S.C., dated on or around the Effective Date, duly adopted by Company’s Board and Shareholders (as defined therein), substantially in the form attached as Exhibit H.

“Seller Indemnified Person” is defined in Section 9.3.

“Securities” means stocks, bonds, rights, warrants and all other negotiable or non-negotiable paper issued in certificated or book-entry form commonly known as Securities in banking custom or practice.

“Security Act” means the Securities Act of 1933, as amended from time to time, and including the rules and regulations of the Securities and Exchange Commission thereunder.

“Small Business Act” means the Small Business Act (15 U.S.C. 636(a)) after giving effect to the implementation of the CARES Act, as in effect of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Straddle Period” is defined in Section 6.9.4.

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“Supplies” means all inventories of supplies, drugs, equipment (including but not limited to durable medical equipment) and other disposables and consumables owned, leased, used or held for use by the Company.

“Target Accounts Receivable” means ________ Dollars ($________).

“Target Closing Date Debt” means ________ Dollars ($________).

“Target Operating Expense Amount” means ________ Dollars ($________).

“Target Prepaid Amounts” means ________ Dollars ($________).

“Target Supplies Value” means ________ Dollars ($________).

“Tax” or “Taxes” means, whether disputed or not, any and all federal, state, local, or foreign income, net or gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, escheat, unclaimed property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes filed (or required to be filed) with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means all inventions, works, discoveries, innovations, know-how, information, databases, and all other forms of technology, and all documents and other materials recording any of the foregoing.

“Third Party Claim” is defined in Section 9.5.1.

“Transaction Expenses” means all costs, fees and expenses (including legal, accounting, investment banking, advisory, and other costs, fees and expenses) incurred by the Company or the Seller in connection with the negotiation, execution, and consummation of this Agreement and the Contemplated Transactions and which have not been indefeasibly paid in full at or prior to the Closing, including (a) all fees and expenses payable to financial advisors, legal counsel, accountants, consultant or other agents, and (b) any severance, retention, stay, transaction or change-in-control payment or bonus or other Compensation or benefits of any kind triggered by the execution and delivery of this Agreement or the consummation of the Contemplated Transactions and including the employer’s share of any employment, payroll or similar Taxes thereon (including any such Taxes deferred pursuant to Section 2302 of the CARES Act) (in either case, either alone or in combination with any other event).

“Transferred Employees” is defined in Section 6.8.1.

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“Treasury Regulations” means the regulations promulgated under the Code.

“Unitholder Agreement” is defined in Section 2.3.2.

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to, this Agreement, (b) the word “including” shall be construed as “including without limitation”, (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) words expressed in the masculine shall include the feminine and neuter genders and vice versa, (f) the word “will” shall have the same meaning as the word “shall”, (g) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and shall not simply mean “if”, (h) references to “day” or “days” in the lower case means calendar days, (i) references to the “date hereof” or to the Execution Date are to the date of this Agreement, (j) the words “hereof”, “herein”, “hereto”, and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not any particular provisions of this Agreement, (k) references to dollars or “$” are to United States dollars, and (l) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement. Whenever this Agreement indicates that the Company or the Seller has “made available” any document to the Buyer, such statement shall be deemed to be a statement that such document was actually delivered to the Buyer or its Representative(s) at least two (2) Business Days prior to the date hereof.

2. PURCHASE AND SALE OF PURCHASED ASSETS

2.1 Purchase and Sale of Assets.

2.1.1 Purchased Assets. At the Closing, subject to the terms and conditions of this Agreement, the Company will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase from the Company, all non-clinical Assets of the Company, and no others (collectively, but excluding the Excluded Assets, the “Purchased Assets”), in each case free and clear of any Encumbrances (except for Permitted Encumbrances), including the following:

(a) any and all current assets, including all accounts receivable including Legacy Receivables and other receivables of the Company (subject to Section 2.8, other than Government Receivables), prepaid assets, inventory and all amounts collected by the Company in respect of the Government Receivables;

(b) any and all Assumed Contracts, and all Permits necessary to operate the Leased Real Property;

(c) any and all property (excluding real property), leasehold improvements, machinery, equipment, fixtures and trade fixtures, including all such items listed on Schedule 2.1.1;

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(d) any and all Supplies, furniture and furnishings, office supplies, telephones, fax machines, copiers and computers and related software, and other tangible property of any kind;

(e) any and all corporate goodwill associated with the Business, including among other things, any names associated with the Business, telephone number(s), domain name(s), and any social media or networking site profiles associated with the Company, including each of the foregoing listed on Schedule 3.10.2;

(f) any and all of the Company’s rights under any express or implied warranties, guarantees, indemnities and similar rights in favor of the Company with respect to the Purchased Assets;

(g) any and all trademarks, service marks and rights to the legal names set forth on Schedule 3.10.2, any associated assumed “d/b/a” or trade names, and all other Company Intellectual Property Rights;

(h) any and all operating data and records relating to the Business, including financial, accounting and credit records, correspondence, budgets, engineering and facility records and other similar documents and records; (i) any and all customer or patient invoices, lists of suppliers and vendors, marketing research information, and sales materials which shall be delivered on or before Closing; and (j) any and all other non-clinical Assets owned by the Company.

2.1.2 Excluded Assets. Notwithstanding the foregoing, there shall be excluded from the Purchased Assets the following non-clinical assets, properties and rights of the Company (collectively, the “Excluded Assets”): (i) any and all patient lists, charts, records, ledgers and information; (ii) any and all Contracts with Payors; (iii) any and all Health Care Permits; (iv) any and all Tax Returns; provided that the Buyer shall have access to such Tax Returns pursuant to Section 6.9.3; (v) any and all Cash; (vi) any and all real estate, other than the leasehold interests; (vii) any and all motor vehicles, whether owned or leased; (viii) any Company Plan; (ix) Seller’s rights, titles and interests in, to and under this Agreement; (x) Government Receivables; (xi) all corporate books, records, and organizational documents of the Company; (xii) personal items of Dr. Pritts located at located at 3146 Deming Way, Middleton, WI 53562 but not used in the Business, such as diplomas, photographs, personal artwork; and (xiii) any and all other assets, properties and Contracts that are described on Schedule 2.1.2.

2.2 Treatment of Liabilities.

2.2.1 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, the Buyer shall assume and agree to pay, perform and discharge only the Assumed Liabilities. “Assumed Liabilities” shall mean only: (a) those Liabilities of the Company, and no others, for the Company’s obligations under Assumed Contracts, but only to the extent that such Liabilities are incurred after the Closing Date, and that such Assumed Contracts are duly assigned in writing to Buyer (or which Buyer otherwise receives the rights and benefits of such Assumed Contracts pursuant to Section 2.4), and specifically excluding any Liability relating to or arising out of such Assumed Contracts as a result of any: (i) breach of such Assumed Contracts occurring on or prior to the Closing Date; (ii) violation of Law, breach of warranty, tort or infringement occurring on or prior to the Closing Date; or (iii) related charge, complaint, Action, suit, proceeding, hearing, investigation, claim or demand; and (b) all Liabilities for trade accounts payable of the Company to third parties incurred in the Ordinary Course of Business in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that either are reflected on the Most Recent Balance Sheet or arose in the Ordinary Course of Business consistent with past practice since the date of the Most Recent Balance Sheet, except for any Liabilities associated with Excluded Assets set forth on Schedule 2.1.2 (the Liabilities described in this clause (b) are referred to herein as the “Accounts Payable Assumed Liabilities”).

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2.2.2 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed that the Buyer is not assuming and will not in any way become liable for any of the Liabilities, obligations, costs or expenses of the Company or the Seller as they may exist at the time of the Closing. Buyer does not assume and shall in no event be liable for any Debts, Liabilities, Legacy Expenses, costs or expenses of the Company (including any indebtedness of the Company, Liabilities or obligations to past or present employees of the Company and any Tax liability of any and all kinds), whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise, other than the Assumed Liabilities (collectively, “Excluded Liabilities”). For the avoidance of doubt, any and all Liabilities related or attributable to any of the following shall be Excluded Liabilities: (i) any federal or state Health Care Program payments (i.e. Medicare, Medicaid and Tricare) of the Company, including any Overpayment or billing related disputes involving any Payors, (ii) any Action arising prior to the Closing, prepaid work or services, debts, Liabilities, obligations and commitments arising prior to the Closing under the Assumed Contracts, (iii) any Action or Liability arising from or attributable to any reclassification of an independent contractor as an employee of a Company, of whatever nature or character, whether absolute, contingent or otherwise, accruing or created prior to the Closing, and (iv) the Loan Agreement.

2.3 Consideration.

2.3.1 Initial Payment At Closing. At Closing, Buyer deliver, or cause to be delivered, to Company an amount equal to the Closing Payment in cash by wire transfer of immediately available federal funds to such bank account as shall be designated in writing by Company to Buyer at least three (3) days prior to the Closing;

2.3.2 Post-Closing Additional Payments. In addition to the Closing Payment, the Buyer shall make the “Additional Payments” outlined below in sub-sections (a)-(c) to Seller within ninety (90) days of each of the first three (3) anniversaries of the Closing date (each, an “Additional Payment Date”). Additional Payments shall be secured by Dr. Pritts having a lien on the Purchased Assets, and on the assets of Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”), consistent with the Uniform Commercial Code and recorded via a UCC filing statement with the Wisconsin Department of Financial Institutions (the “Security Interest”). Unless Seller expressly elects to receive an Additional Payment in the form of an issuance of shares of common stock, par value $0.0001 per share of INVO Bioscience, Inc., an affiliate of Buyer (“INVO Parent Stock”), in the amounts set forth below, by issuing notice to Buyer in writing at least ninety (90) days prior to an Additional Payment Date, Buyer will make each Additional Payment to Seller in the form of an Additional Cash Payment, less any amounts set off by Buyer subject to its rights outlined in Section 2.10.8:

(a) Following the first Additional Payment Date, Eighty Thousand (80,000) shares of INVO Parent Stock;

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(b) Following the second Additional Payment Date, Fifty-Five Thousand (55,000) shares of INVO Parent Stock; and

(c) Following the third Additional Payment Date, Thirty-Five Thousand (35,000) shares of INVO Parent Stock.

Immediately upon Buyer’s delivery of the third Additional Payment to Seller, without any further action by Seller, the Security Interest will terminate and be released, and Buyer, or any party acting on its behalf, will be authorized to file a termination statement for the Security Interest; provided, that, upon request, Seller shall deliver to Buyer at its request any additional terminations, releases, and satisfactions of the Security Interest granted hereunder to evidence termination of Seller’s interests in the Purchased Assets and in assets owned by FLOW.

2.4 Certain Contracts.

2.4.1 Non-Assignable Contracts. Notwithstanding anything to the contrary herein, to the extent that the assignment hereunder by the Company to the Buyer of any Assumed Contract is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement will not be deemed to constitute an assignment of any such Assumed Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and the Buyer will assume no Liabilities under any such Assumed Contract.

2.4.2 Delayed Consents and Waivers. Schedule 2.4.2 sets forth each contract used in the Business that requires the consent of, or waiver of potential default from, a third party, which has not been given by such third party as of the Closing. After Closing, the Company shall continue to perform and use such contracts for the benefit of Buyer until such third-party consent is obtained, unless otherwise agreed in a writing signed by both parties.

2.5 Closing Transactions.

2.5.1 Closing; Timing. The closing of the Contemplated Transactions (the “Closing”) shall occur via the electronic exchange of signatures, effective at 12:01 A.M. (Eastern) on the third (3rd) Business Day following the date that all of the closing conditions set forth in this Section 2.5 have been satisfied or waived by mutual agreement of the Parties or on such other date and at such other time or place as the Parties agree (the “Closing Date”).

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2.5.2 Closing Date Payments for the Purchased Assets. At the Closing, the Buyer will pay, discharge, deliver or cause to be delivered, as appropriate:

(a) to the holders of the Debt of the Company as of the Closing, the aggregate amount necessary to satisfy and extinguish such Debt in accordance with the payoff letters delivered by the Seller (other than Taxes, which shall be timely paid by the Company to the appropriate Governmental Authority when due and payable);

(b) to those Persons designated by the Company in writing to the Buyer, the aggregate amount required to pay and satisfy in full all Transaction Expenses in accordance with the written instructions delivered by the Company to the Buyer prior to the Closing; and

(c) the Closing Payment to the Company in accordance with the written instructions delivered by the Company to the Buyer prior to the Closing.

The payments to be made by the Buyer pursuant to this Section 2.5.2 shall be made to the accounts designated in writing by the applicable payees, as memorialized in the funds flow mutually agreed to by the parties hereto prior to the Closing (the “Funds Flow”). In addition, the parties agree that in order to ensure compliance with applicable Tax requirements, any payments that are compensatory for income Tax purposes and are made in connection with the transactions contemplated hereby to any individual employed by the Company, other than Dr. Pritts, shall be made through the payroll processing system of the Company on the next regularly scheduled payroll payment date following the Closing Date.

2.5.3 Other Closing Date Deliveries.

(a) At the Closing, the Buyer shall deliver to the Seller:

(i) the Bill of Sale, duly executed by the Buyer;

(ii) the Assignment and Assumption Agreement, duly executed by the Buyer;

(iii) the Medical Consultant Agreement, duly executed by the Buyer;

(iv) the New Lease, duly executed by the Buyer; and

(v) the Management Services Agreement, duly executed by the Buyer.

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(b) At the Closing, the Seller Parties shall deliver, or cause to be delivered, as applicable, to the Buyer:

(i) all right, title and interest in and to the Purchased Assets, including the Bill of Sale, and such other documents as may be reasonably required by applicable Law;

(ii) the consents and notices set forth on Schedule 3.3;

(iii) a properly executed Form W-9 for Company and Dr. Pritts;

(iv) Management Services Agreement;

(v) the New Lease, duly executed by Landlord;

(vi) the Assignment and Assumption Agreement, duly executed by an officer of the Company;

(vii) the Medical Consultant Agreement, duly executed by Dr. Pritts;

(viii) consent from U.S. Bank, National Association in connection with the Loan Agreement;

(ix) evidence of termination of each of the Guaranties;

(x) the Employment Agreement, duly executed by Company and Dr. Pritts;

(xi) evidence that a Failure to Survive/Key-Person policy for the benefit of the Company with respect to Dr. Pritts has been obtained, to be effective on or before the Closing Date, unless otherwise waived by Buyer;

(xii) a certificate dated as of the Closing Date, duly executed by an officer of the Company and certifying as to true and complete copies of (A) the joint unanimous resolutions of the Company’s governing body and the Seller, duly authorizing and approving the execution, delivery and performance of this Agreement, the Ancillary Agreements and the Contemplated Transactions and (B) the organizational documents of the Company;

(xiii) a certificate of existence or good standing issued by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of the organization of the Company as of a recent date; and

(xiv) evidence of termination of the Company 401(k) Plans as required by Section 6.8.2.

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2.6 Allocation of Purchase Price. The Purchase Price (plus liabilities and other relevant items properly treated as consideration for Tax purposes) shall be allocated among the Purchased Assets as provided on Schedule 2.6, which has been prepared in accordance with Section 1060 of the Code (as finally determined pursuant to this Schedule 2.6, the “Allocation”). The Allocation will be final, conclusive and binding on the parties hereto for purposes of this Agreement. The Buyer, the Company and the Seller shall (i) be bound by the Allocation (as finally determined) for all Tax purposes, (ii) prepare and file all Tax Returns in a manner consistent with the Allocation, and (iii) take no position inconsistent with the Allocation in any Tax Return, in each case except as otherwise required pursuant to a final determination (as defined in Section 1313(a) of the Code or corresponding provisions of Law) by a Taxing authority. In the event that the Allocation is disputed by any Taxing authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party and keep the other party apprised of material developments concerning resolution of such dispute. The Parties agree that the Allocation shall be amended as appropriate to reflect any additional payments and adjustments to the purchase consideration payable hereunder made pursuant to this Agreement. This Schedule 2.6 is subject to Section 6.9.3.

2.7 Withholding. The Buyer, the Company and each other applicable withholding agent shall be entitled to deduct and withhold from any payments payable under this Agreement any withholding Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld. To the extent that any such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.8 Government Receivables. Each Party hereto hereby acknowledges and agrees that the Buyer is not acquiring from the Company, and that the Purchased Assets do not include, any Government Receivables; provided, however, that the Buyer is acquiring the Purchased Assets, and the Purchased Assets include all amounts deposited in any account of the Company or the Seller in respect of the Government Receivables.

2.9 Transfer Taxes and Fees. Company shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets and any deficiency, interest or penalty asserted with respect thereto.

2.10 Purchase Price Adjustment. Within one hundred twenty (120) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth its good faith calculation of the Closing Accounts Receivable, Closing Supplies Value, Closing Date Debt, Closing Prepaid Amounts, Closing Operating Expense Amount, and the Post-Closing Adjustment Amount (the “Closing Statement”). The “Post-Closing Adjustment Amount” shall be an amount equal to:

2.10.1 the Closing Accounts Receivable minus the Target Accounts Receivable; plus

2.10.2 the Closing Supplies Value minus the Target Closing Supplies Value; plus

2.10.3 the Target Closing Date Debt minus the Closing Date Debt; plus

2.10.4 the Target Operating Expense Amount minus the Closing Operating Expense Amount; plus

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2.10.5 the Target Prepaid Amounts minus the Closing Prepaid Amounts.

If the Post-Closing Adjustment Amount is a positive number, then Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment Amount. If the Post-Closing Adjustment Amount is a negative number, then Seller shall pay to Buyer an amount equal to the absolute value of the Post-Closing Adjustment Amount, which amount will be first set off from the Holdback Amount. Any payments made pursuant to this Section 2.10 shall be treated as an adjustment to the Purchase Price by the parties for tax purposes, unless otherwise required by law.

2.10.6 Examination. After receipt of the Closing Statement, Seller shall have thirty (30) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and Company’s accountants shall have full access to the relevant books and records of Buyer to the extent that they relate to the Closing Statement, provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer.

2.10.7 Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment Amount, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller shall be final and binding on the Parties to this Agreement.

2.10.8 Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to a mutually agreeable independent accountant (the “Independent Accountant”) who, acting as an expert and not as an arbitrator, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Statement. The Parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and its decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively. The fees and expenses of the Independent Accountant shall be paid by Seller, on the one hand, and Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and its resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

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2.10.9 Payments of Post-Closing Adjustment; Holdback Amount. Except as otherwise provided herein, any payment of the Post-Closing Adjustment shall be due (x) within five (5) Business Days of acceptance of the applicable Closing Statement or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described above. Any payment of the Post-Closing Adjustment owed by Seller to Buyer shall be deducted first from the Holdback Amount, and then, if Buyer is still owed any portion of the Post-Closing Adjustment Amount, such remaining amount will be paid by Seller Parties to Buyer on the foregoing timeframe. If, as of the Holdback Release Date, the Holdback Amount has not been reduced to zero (0), then Seller shall be entitled to the remaining amount of the Holdback Amount, which will be paid by Buyer to Seller concurrently with its delivery of the first Additional Payment hereunder.

3. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.

In order to induce the Buyer to enter into and perform this Agreement and to consummate the Contemplated Transactions, the Company and the Seller Parties, jointly and severally, represent and warrant to the Buyer, both as of the Execution Date and the Closing Date, as follows:

3.1 Organization. Schedule 3.1 sets forth for the Company its jurisdiction of organization and a true and correct list of (a) its directors and officers and (b) each jurisdiction in which it is qualified to do business. The Company is (y) duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (z) duly qualified to do business and in good standing in each other jurisdiction where such qualification is required.

3.2 Power and Authorization. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement and each Ancillary Agreement to which the Company is a party (a) have been duly executed and delivered by the Company and (b) are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other Laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity. The Company has the full power and authority necessary to own and use its Assets and carry on the Business.

3.3 Noncontravention. Except as disclosed on Schedule 3.3, with respect to the Company, the Assets and the Business, the consummation of the Contemplated Transactions will not: (a) violate any Law applicable to the Company or the Seller Parties or require any action by (including any authorization, consent or approval), notice to, or filing with, any Governmental Authority in connection with the consummation of the Contemplated Transactions; (b) result in the modification, acceleration, termination, early expiration, breach or violation of, the addition of any fees or charges under, the vesting or phasing out of any rights under, or default under, any Contractual Obligation or Permits of the Company; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to) any Person under any Contractual Obligation or Permit of the Company; (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any Asset; or (e) result in a breach or violation of, or default under, the organizational documents of the Company.

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3.4 Capitalization; Subsidiaries. Schedule 3.4 sets forth the name and number of securities held by each holder of the outstanding Equity Securities of the Company. The Seller owns one hundred percent (100.0%) of the outstanding Equity Securities of the Company free and clear of all Encumbrances, and such Equity Securities (a) are duly authorized, validly issued, fully paid and nonassessable, (b) represent the only issued and outstanding Equity Securities of the Company and (c) have not been issued, sold, transferred or otherwise acquired in violation of any option, right of first refusal or first offer, subscription right, preemptive right or any similar right or transfer restriction. There are no: (x) outstanding securities convertible or exchangeable into Equity Securities of the Company; (y) options, warrants, calls, subscriptions, phantom equity rights, conversion rights, exchange rights, preemptive rights, rights of first refusal or first offer, or other rights, agreements or commitments obligating the Company to issue, transfer or sell any Equity Securities; or (z) voting trusts, proxies, equityholder agreements or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of the Equity Securities of the Company. Except as set forth on Schedule 3.4, the Company has no subsidiaries and does not own, directly or indirectly, any Equity Security in any other Person.

3.5 Financial Matters.

3.5.1 Financial Statements. Attached to Schedule 3.5.1 are copies of each of the following:

(a) the internally prepared balance sheet of the Company as of September 30, 2022 (the “Most Recent Balance Sheet”) and the related internally prepared statement of profit & loss of the Company for the six (6) month period then ended; and

(b) the internally prepared balance sheet of the Company as of December 31, 2021, December 31, 2020, and December 31, 2019 and the related statements of profit & loss of the Company for the fiscal years then ended (the financial statements described in Section 3.5.1 are referred to herein as the “Financial Statements”).

3.5.2 Deviations from Historical Practices, etc. The Financial Statements (including any notes thereto): (a) are accurate and complete and were prepared in accordance with the books and records of the Company (which books and records are accurate and complete, represent actual, bona fide transactions, and have been maintained in accordance with the Company’s historical business practices); (b) have not been prepared in accordance with GAAP; and (c) fairly present the financial position of the Company as at the respective dates thereof and the results of the operations of the Company for the respective periods covered thereby using cash accounting methods. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (w) transactions are executed in accordance with management’s general or specific authorization; (x) transactions are recorded as necessary to maintain accountability for assets; (y) access to its properties and assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for its properties and assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

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3.5.3 Absence of Undisclosed Liabilities. The Company and, to the extent any Liability of the Seller would materially affect the Company, the Seller, has no material Liabilities except for (a) Liabilities set forth on the Most Recent Balance Sheet, (b) Liabilities incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet (none of which results from, arises out of, or relates to any Action, tort or infringement or breach or violation of, or default under, a Contractual Obligation or Law or Permit) and (c) Liabilities set forth on Schedule 3.5.3.

3.5.4 Inventory. All inventory owned or used by the Company is free of defect or other deficiency and consists of a quality and condition usable and salable in the Ordinary Course of Business. The inventory of the Company is located entirely in the Facilities.

3.5.5 Accounts Receivable. All accounts receivable of the Company have arisen out of bona fide, arms’ length transactions in the Ordinary Course of Business and are carried on the Company’s books and records at values determined in accordance with the cash basis of accounting. Each account receivable of the Company constitutes a valid and binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor thereof or thereunder. No agreement for deduction or discount, other than cash discounts offered by the Company in the Ordinary Course of Business, have been made with respect to any of the accounts receivable of the Company, and all of such accounts receivable of the Company are anticipated to be fully collectible in the Ordinary Course of Business.

3.6 Absence of Certain Developments. Since December 31, 2021, the Business has been conducted only in the Ordinary Course of Business and no event or circumstance has occurred which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Business, operations, Assets or condition (financial or otherwise) of the Company, or on the Company’s relationships with its current or potential Payors, suppliers or employees or on the ability to operate the Business immediately after the Closing in the manner operated before the Closing.

3.7 Debt. The Company has no Debt except as set forth on Schedule 3.7. For each item of Debt, Schedule 3.7 correctly sets forth the debtor, the principal amount of the Debt, and the creditor as of the Execution Date.

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3.8 Ownership of Assets; Sufficiency. The Company has sole and exclusive, good and marketable title to, or, in the case of property held under a lease or other Contractual Obligation, a sole and exclusive, enforceable leasehold interest in, or right to use and otherwise commercially exploit, all of the properties, rights, and assets, whether real or personal property and whether tangible or intangible, that are owned or purported to be owned by the Company or that are used or exploited in the Business. The Assets are adequate and sufficient to conduct the Business in the Ordinary Course of Business as historically and currently conducted by the Company. Except as disclosed on Schedule 3.8, none of the Assets is subject to any Encumbrance other than any Permitted Encumbrance.

3.9 Leased Real Property. Schedule 3.9 sets forth a true and complete list of all licenses, leases and subleases for each Leased Real Property, a true and complete copy of each of which has been delivered to the Buyer. Schedule 3.9 also sets forth, for each Leased Real Property, the identity of the lessor or licensor, lessee or licensee, and the address of such Leased Real Property. The Leased Real Property comprises all real property interests used in the conduct of the Business and operations of the Business as now conducted. The Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof outside of the Ordinary Course of Business. Each Facility on the Leased Real Property is supplied with utilities and other services necessary for the operation of such Facility as the same is currently operated. The Facilities are in good operating condition and repair (subject to normal wear and tear), and are suitable, adequate and sufficient in all material respects for the purposes for which such Facilities are used. All Permits necessary in connection with any construction upon, and present use and operation of, the Leased Real Property, including any Facilities located thereon, and the lawful occupancy thereof have been issued by the appropriate Governmental Authorities. There is no pending or, to the Company’s Knowledge, threatened eminent domain taking affecting any of the Leased Real Property. The Company does not own, and is not obligated to purchase, any interest in real property.

3.10 Intellectual Property.

3.10.1 Company IP; Infringement. The Company owns or has the right to use all Company Technology and all Company Intellectual Property Rights. The Company (a) has not interfered with, infringed upon, diluted, misappropriated, or violated any Intellectual Property Rights of any Person, or (b) has not received any charge, complaint, claim, demand, or notice alleging interference, infringement, dilution, misappropriation, or violation of the Intellectual Property Rights of any Person (including any invitation to license or request or demand to refrain from using any Intellectual Property Rights of any Person). To the Company’s Knowledge, no Person has interfered with, infringed upon, diluted, misappropriated, or violated the Company Intellectual Property Rights.

3.10.2 Scheduled IP. Schedule 3.10.2 identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names, registered design rights, and other forms of registered Intellectual Property Rights and applications therefor, owned by the Company (collectively, the “Company Registrations”). The Company is the sole and exclusive owner of all rights, title and interests in and to the Intellectual Property identified on Schedule 3.10.2 free and clear of any Encumbrances other than Permitted Encumbrances. The Company Registrations are valid, enforceable and subsisting.

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3.10.3 Invention Assignments. No trade secrets or proprietary confidential information of the Business has been improperly disclosed to any third party or improperly used or misappropriated. All material Intellectual Property Rights developed by or for the Business by employees, consultants and contractors has been assigned to the Company either by operation of law or pursuant to written assignments transferring all rights, title and interest in such Intellectual Property Rights to the Company.

3.11 Legal Compliance; Permits.

3.11.1 The Company is not in material breach or violation of, or default under, and has not at any time during the previous six years been in breach or violation of, or default under: (a) its organizational documents; or (b) any Law. The Company is, and during the previous six years has been, operated in material compliance with all Laws. No written notices have been received by, and no claims have been filed against, the Company or the Seller alleging a violation of any Law, and neither the Company nor has the Seller been subject to any adverse inspection, finding, investigation, penalty assessment, audit or other compliance or enforcement action by any Person or Governmental Authority. The Company is organized in compliance with Law and the Seller is a Person permitted by Law to have and hold equity in the Company.

3.11.2 The Company has been duly granted all Permits under all Laws required and/or necessary for the conduct of the Business and the lawful occupancy, use and operation of the Leased Real Property. Schedule 3.11.2 describes each such Permit affecting, or relating to, the Assets or the Business together with the Governmental Authority or other Person responsible for issuing such Permit. Such Permits are valid and in full force and effect, the Company is not, and during the previous five years has not been, in breach or violation of, or default under, any such Permit, and, to the Company’s Knowledge, no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation nor default.

3.12 Tax Matters.

3.12.1 Except as set forth on Schedule 3.12.1: To the best of Seller’s knowledge, (a) the Company has timely filed all Tax Returns which are required to be filed by or with respect to it; (b) all such Tax Returns are true, complete and accurate in all respects and such filings accurately reflect the Tax Liabilities of the Company; (c) all Taxes, assessments and other governmental charges imposed upon the Company, or with respect to the Business or the Purchased Assets (whether or not shown on any Tax Return), have been timely paid in full, and all Taxes not yet due and payable have been adequately reserved on the Company’s books; (d) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Business or any assets or operations of the Company and (e) there are no pending, or to the Company’s Knowledge, threatened Actions concerning any Tax Liabilities or Tax Returns of the Company or any Taxes with respect to the Business or Purchased Assets.

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3.12.2 To the best of Seller’s knowledge, there are no Encumbrances with respect to Taxes upon any asset of the Company other than Permitted Encumbrances. To the best of Seller’s knowledge, except as set forth on Schedule 3.12.2, the Company has complied in all respects with all applicable abandoned property, unclaimed property and escheat Laws.

3.12.3 To the best of Seller’s knowledge, the Company has deducted, withheld and timely paid to the appropriate Taxing authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other third party, and has complied with all associated reporting and recordkeeping requirements.

3.12.4 No claim has ever been made by any Taxing authority in any jurisdiction where the Company does not file Tax Returns that it (or the Seller on account of its ownership of the Company) is, or may be, subject to Tax by or required to file Tax Returns in that jurisdiction.

3.12.5 No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. The Company has not agreed to, and is not a beneficiary of any extension of time with respect to any Tax deficiency or any adjustment to any Tax Return that may be made.

3.12.6 To the best of Seller’s knowledge, the Company (a) has never been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes, (b) has no Liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise, and (c) is not a party to or bound by any Tax sharing or Tax allocation agreement or arrangement.

3.12.7 The Company is not a party to bound by, or in negotiations regarding any closing agreement or offer in compromise relating to Taxes with any Governmental Authority. No private letter rulings, technical advice memoranda or similar agreement or rulings relating to Taxes have been requested, entered into or issued by any Governmental Authority with respect to the Company, the Business or the Purchased Assets.

3.12.8 To the best of Seller’s knowledge, the Company has not participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

3.12.9 To the best of Seller’s knowledge, the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

3.12.10 Since December 31, 2020, the Company and, to the extent any Liability of the Seller Parties would materially affect the Company, the Seller Parties, have not made, changed or revoked any Tax election, elected or changed any method of accounting for Tax purposes, amended any Tax Return, settled any Action in respect of Taxes, entered into any Contractual Obligation in respect of Taxes with any Governmental Authority, surrendered any right to claim a refund for Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment is respect of Taxes or taken any similar action relating to the filing of any Tax Return or the payment of Tax.

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3.12.11 The Company is (i) not a foreign person within the meaning of Section 1445 of the Code and (ii) not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.12.12 To the best of Seller’s knowledge, the Company has not made any payments, nor been a party to any agreement, arrangement or plan (including this Agreement and any Ancillary Agreement) that could result in it making payments, that have resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax Law) or that were not or would not be deductible under Code Sections 162 or 404.

3.12.13 To the best of Seller’s knowledge, Each Company Plan that provides for nonqualified deferred compensation within the meaning of Code Section 409A has been operated and maintained in all material respects with Code Section 409A and all applicable guidance thereunder. To the best of Seller’s knowledge, no Person has a right to any gross up, indemnification or other reimbursement from the Company for any penalties or Taxes imposed in connection with any Company Plan, including as a result of the application of Code Sections 409A, 280G or 4999.

3.12.14 To the best of Seller’s knowledge, except as set forth in Schedule 3.12.14, the Company has not incurred, and no circumstances exist under which the Company would reasonably be expected to incur, any liability arising from the misclassification of employees as consultants or independent contractors and/or from the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or similar state Laws.

3.12.15 The Company is not subject to any Tax holiday or Tax incentive or grant in any jurisdiction.

3.12.16 To the best of Seller’s knowledge, none of the Purchased Assets is (or could be) treated as a partnership interest or any other equity interest in any entity for any applicable Tax purposes.

3.12.17 The Company is (and has always been) classified as a subchapter S corporation for U.S. federal income Tax purposes.

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3.12.18 None of the goodwill that would not be amortizable prior to the enactment of Code Section 197 of the Company or the Seller was held by the Company or the Seller or any related person (within the meaning of Code Section 197(f)(9)(C)) to the Seller or the Company on or before August 10, 1993 or could constitute anti-churning property under Code Section 197(f)(9)(A).

3.12.19 The Company is not required (without regard to the Contemplated Transactions) to include an item of income, or exclude an item of deduction, for any period after the Closing Date as a result of (i) an installment sale transaction occurring on or before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amount received or paid on or prior to the Closing Date or any deferred revenue realized on or prior to the Closing Date; (iv) a change in method of accounting; or (v) a Contract entered into with any Governmental Authority (including a “closing agreement” under Code Section 7121 or a “gain recognition agreement” entered into under Code Section 367) on or prior to the Closing Date. The Company has no “long-term contracts” that are subject to a method of accounting provided for in Code Section 460 and has not deferred any income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulation Section 1.451-5, Code Section 455, Code Section 456, or any corresponding or similar provisions of Law.

3.12.20 Schedule 3.12.20 sets forth a true and complete list of elections that have been made (or are pending) or actions that have been taken (or are pending) by the Company pursuant to Sections 7001-7005 of the Families First Coronavirus Response Act.

3.12.21 Schedule 3.12.21 sets forth the following (whether occurring or applied for, as applicable) by the Company: (i) credits claimed pursuant to Section 2301 of the CARES Act; (ii) payroll and employment taxes deferred pursuant to Section 2302(a) of the CARES Act or Notice 2020-65; (iii) net operating losses carried back pursuant to Section 2303(b) of the CARES Act; (iv) alternative minimum tax credits used pursuant to Section 2305 of the CARES Act; (v) elections made pursuant to Section 2306 of the CARES Act; and (vi) additional depreciation taken pursuant to Section 2307 of the CARES Act.

3.13 Employee Benefit Plans; Employees.

3.13.1 Schedule 3.13.1 lists each Employee Plan which the Company sponsors, maintains, contributes or is obligated to contribute, or under which the Company (or any person that at any relevant time would be treated as a single employer with the Company under Section 414 of the Code, each, an “ERISA Affiliate”) has any Liability, and which benefits any current or former employee, director, outside broker, consultant or independent contractor of the Company or the beneficiaries or dependents of any such Person (each, a “Company Plan”).

3.13.2 Neither the Company nor any ERISA Affiliate of the Company has ever maintained, contributed to, or otherwise had any Liability with respect to a plan subject to Title IV of ERISA or Code Section 412, including any “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA and no condition exists that could reasonably be expected to result in the Company incurring a Liability under Title IV of ERISA or Code Sections 412 or 430.

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3.13.3 Each Company Plan that is intended to be qualified under Code Section 401(a) is so qualified, and no event has occurred and no circumstance exists that would reasonably be expected to adversely affect such tax-qualified status or the tax-exempt status of any related trust. Each Company Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and with applicable Laws. Nothing has occurred that has subjected or would reasonably be expected to subject the Company to a material Liability under Section 502 of ERISA or to a material excise tax imposed under Sections 4975 and 4976 of the Code. The Company’s Company Plans are intended to comply with ERISA Section 404(c), and to the Company’s Knowledge, no circumstance exists that would reasonably be expected to adversely affect such ERISA 404(c) status.

3.13.4 To the best of Seller’s knowledge, all required contributions to, and premium payments on account of, each Company Plan have been made on a timely basis. To the best of Seller’s knowledge, no Company Plan is or, within the last six years, has been the subject of an examination or audit by a Governmental Authority, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program. To the best of Seller’s knowledge, the Company (and the relevant plan administrator if other than the Company) has at all relevant times properly classified each provider of services to the Company as an employee or independent contractor, as the case may be, for all purposes relating to each Company Plan for which such classification could be relevant.

3.13.5 Except as required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any similar state or local Law), no Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

3.13.6 To the best of Seller’s knowledge, neither the execution of this Agreement nor the consummation of the Contemplated Transactions (either alone or when taken together with any other event) will: (a) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Company Plan or (b) trigger any obligation to fund any Company Plan.

3.13.7 There are no labor disputes with any labor union, other collective bargaining representative or other entity purporting to represent any employee of the Company (including any work slowdown, lockout, work stoppage, picketing or strike) pending or, to the Company’s Knowledge, threatened against the Company, and there have been no such disputes at any time during the past five (5) years. Except as disclosed on Schedule 3.13.7, (a) no labor union, other collective bargaining representative or other entity purporting to represent any employee of the Company with respect to the terms or condition of his or her employment with the Company has been voluntarily recognized or certified by the National Labor Relations Board as the collective bargaining representative of any employee of the Company, (b) the Company is not a party to, or otherwise subject to, any collective bargaining agreement or other Contractual Obligation with a labor union, other collective bargaining representative or other entity purporting to represent any employee of the Company, and no such Contractual Obligation is being negotiated by the Company, (c) no petition has been filed or proceedings instituted by or on behalf of any employee(s) of the Company with any Governmental Authority seeking recognition or certification of a collective bargaining representative, (d) there are no pending or threatened unfair labor practice charges or complaints against the Company before the National Labor Relations Board, € there is no effort being made or threatened by, or on behalf of, any labor union, other collective bargaining representative or other entity purporting to represent any employee of the Company to organize employees of the Company to seek union representation, and there have been no such efforts at any time during the past five (5) years, and (f) no demand for recognition of employees of the Company has been made by, or on behalf of, any labor union, other collective bargaining representative or other entity purporting to represent any employee of the Company.

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3.13.8 To the best of Seller’s knowledge, the Company is, and has been for the past five (5) years, in material compliance with all Laws respecting employment, employment practices and terms and conditions of employment, including occupational health and safety, reductions-in-force, wages and hours and the classification and payment of employees and independent contractors. To the best of Seller’s knowledge, the Company is, and has been for the past five (5) years, in material compliance with its employee and human resources personnel policies, handbooks and manuals, to the extent such exist.

3.13.9 Schedule 3.13.9 sets forth true and complete information as to: (a) the name, current job title, annual base compensation, hourly wage rate, amount and nature of other compensation (including commissions and bonuses), and status as full-time or part-time of all employees of the Company; and (b) the name, date of first engagement by the Company, the amount and nature of all compensation, of all temporary personnel, individual service providers (including consultants, paid interns and contractors). As of the date hereof, no current executive, key employee or group of employees has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company within the next twelve (12) months. No executive or key employee of the Company is employed under a non-immigrant work visa or other work authorization that is limited in duration.

3.13.10 As of the date hereof, there is no Action pending, or, to the Company’s Knowledge, threatened against or affecting the Company (a) by or before any Governmental Authority with respect to employment-related matters or (b) by or with respect to any current or former applicant, employee, outside broker, independent contractor or consultant of the Company.

3.14 Environmental Matters. To the best of Seller’s knowledge, except as set forth in particularity in Schedule 3.14, (a) the Company is, and has been, in compliance with all Environmental Laws, (b) there has been no release or threatened release of any pollutant, petroleum or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold or asbestos), substance or waste (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company, (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States, (d) to the Company’s Knowledge, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws, (e) the Company has not entered into any agreements pursuant to which it has any obligation to indemnify any third party against any Liabilities arising under Environmental Laws, (f) the Company is not subject to any pending or, to the Company’s Knowledge, threatened enforcement Actions or claims related to matters arising under Environmental Law and has no continuing obligations pursuant to any consent decrees or other agreements resolving or settling any such actions or claims, and (g) the Company has made available to the Buyer true, accurate and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments, in each case as amended and in effect.

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3.15 Contracts.

3.15.1 Contracts. Except as disclosed on Schedule 3.15.1, the Company is not bound by or a party to:

(a) any Contractual Obligation with any Payor;

(b) any lease required to be capitalized in accordance with GAAP;

(c) except pursuant to this Agreement, any Contractual Obligation relating to the acquisition or disposition of any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise);

(d) any joint venture agreement;

(e) any Contractual Obligation that (i) grants, or agrees to grant, any business relation a right to “most favored nation” pricing or other terms or (ii) imposes minimum purchase or other similar volume requirements on the Company;

(f) any Contractual Obligation (or group of related Contractual Obligations) (i) under which the Company has created, incurred, assumed or guaranteed any Debt, (ii) under which an Encumbrance has been placed on any Asset or (iii) under which any other Person has guaranteed any Debt of the Company;

(g) any Contractual Obligation relating to non-competition or non-solicitation restrictions or that otherwise restricts the conduct of the Business by the Company or limits the freedom of the Company to provide any service (including in connection with any exclusivity or territorial restrictions), to engage in any line of business or to compete with any Person in any geographic area or to hire, solicit or retain any Person (whether the Company is subject to or the beneficiary of such obligation);

(h) Any Contractual Obligation under which the Company is, or may become, obligated to pay Compensation which would become payable by reason of this Agreement or the Contemplated Transactions;

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(i) any Contractual Obligation under which the Company is, or may become, obligated to pay Compensation to the Seller or any former equityholder of the Company, if any, or, other than salary in the Ordinary Course of Business, any employee;

(j) any Contractual Obligation with a labor union or other employee representative body;

(k) any Contractual Obligation under which the Company has advanced or loaned an amount to any Person;

(l) any Contractual Obligation with any Governmental Authority (including any contract or arrangement under which the Company has a “small business” or similar designation);

(m) any Contractual Obligation pursuant to which the Company stores inventory at locations other than the Leased Real Property; and

(n) any Contractual Obligation with any supplier set forth on Schedule 3.16.

3.15.2 Enforceability; Breach. Each Contractual Obligation required to be disclosed on Schedule 3.7 (Debt), Schedule 3.9 (Leased Real Property), Schedule 3.13.1 (Employee Benefit Plans), Schedule 3.7(Contracts) or Schedule 3.19 (Insurance), (each, a “Disclosed Contract”) is enforceable against the Company and, to the Company’s Knowledge, each counterparty to such Contractual Obligation, and is in full force and effect, and, subject to obtaining any necessary consents required to be disclosed on Schedule 3.3 (Noncontravention), will continue to be so enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions. Neither the Company nor, to the Company’s Knowledge, any other party to any Disclosed Contract has been, has received written notice of or is currently in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract nor has any event occurred that with the lapse of time, or the giving of notice, or both, would constitute a default under any Disclosed Contract and the Company has not received any written notice that any party intends to terminate, cancel or not renew any Disclosed Contract. The Company has delivered to the Buyer true, accurate and complete copies of each written Disclosed Contract, in each case, as amended or otherwise modified and in effect. The Company has delivered to the Buyer a written summary setting forth the terms and conditions of each oral Disclosed Contract, if any.

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3.16 Payors and Suppliers. Schedule 3.16 sets forth a list of the Business’s top 10 Payors (based on the dollar amount of revenue recognized by the Business) and top 10 suppliers (based on the dollar amount of purchases made by the Business) for each of the most recent fiscal year of the Company and the fiscal year-to-date period ended as of the date of the Most Recent Balance Sheet (in the case of Payors, the list shall include the dollar amount; it being understood that all such Payors and suppliers are now and continue to be Payors and suppliers of the Company). Except as described on Schedule 3.16, the Company has not received any indication (written or otherwise), that any Payor or supplier plans to stop, cancel or otherwise terminate, materially modify (including with respect to pricing or reimbursement), or materially decrease the amount of business done with the Business as now operated by the Company or as operated by the Company in the most recent fiscal year of the Company or the terms upon which it does business with the Business as now operated by the Company or as operated by the Company in the most recent fiscal year of the Company.

3.17 Affiliate Transactions. Except as disclosed on Schedule 3.17, neither the Seller, nor any officer, director, manager, employee, equityholder or Affiliate of the Seller or the Company, or, to the Company’s Knowledge, any individual related by blood, marriage or adoption to any of the foregoing individuals or any entity in which any of the foregoing Persons owns any beneficial interest in, is a consultant, competitor, creditor, debtor, customer, distributor, service provider, supplier or vendor of, or is a party to any Contractual Obligation with, the Company or has any interest in any of the Assets used in, or necessary to, the Business.

3.18 Litigation; Government Orders. Except as set forth on Schedule 3.18, during the past five (5) years there have been no Actions (a) pending, or, to the Company’s Knowledge, threatened against or affecting, or pending or threatened by, the Company, or (b) pending, or, to the Company’s Knowledge, threatened against or affecting, the Seller Parties or the Company’s officers, directors or employees with respect their business activities. The Company is not the subject of any current, pending or threatened settlement, judgment, decree, injunction or Government Order and does not plan to initiate any Action.

3.19 Insurance. Schedule 3.19 sets forth a list of all insurance policies in force with respect to the operation of the Business (including, for each, the type of insurance policy, form of coverage, policy number, name of insurer, period (term), limits, deductibles and premiums). The Company is solely responsible for maintaining such coverage, and the Seller does not maintain any policy with respect to the operation of the Business. All such policies are in full force and effect, all premiums covering all periods up to and including the Closing have or will have been paid, the Company is not in default thereunder, and no notice of cancellation or termination has been received by the Company with respect to any such insurance policy. No insurer has (a) denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any insurance policy or (b) to the Company’s Knowledge, threatened to cancel any insurance policy.

3.20 No Brokers. The Company has no Liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with the Contemplated Transactions other than those which will be paid by the Seller or the Company prior to the Closing or which will be included in the Transaction Expenses.

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3.21 Health Care Matters.

3.21.1 To the best of Seller’s knowledge, the Seller Parties, the Company, its directors, managers, officers, employees and, to the Company’s Knowledge, its agents (while acting in such capacity), are and have at all times been in compliance with all Health Care Laws. Neither the Seller nor the Company has received notice of, and there are no pending or, to the Company’s Knowledge, threatened Actions relating to non-compliance by, or liability of, the Company or the Seller or the ability of the Company or the Seller to continue the Company’s business activities and perform professional services under any Health Care Law.

3.21.2 Schedule 3.21.2 sets forth a complete list of all Health Care Permits used in the Company’s operation of the Business, all of which are held by the Company. Company possesses all Healthcare Permits necessary for the conduct of the Business. The Company has not received notice that any Governmental Authority is considering limiting, suspending, terminating, adversely amending or revoking any Health Care Permit, and has not received notice of any deficiencies requiring corrective action plans that have not been completed and accepted by the Governmental Authority. All Health Care Permits are valid and in full force and effect and the Company is, and has been, in material compliance with the terms and conditions of all such Health Care Permits.

3.21.3 The Company and each licensed professional or other individual employed by or contracted with the Company or who otherwise provides health care services through the Company, including the Seller (the “Company Practitioners”) meet the requirements of participation and coverage of (including complying with all state Law requirements and maintaining active Permits to provide the services that they provide), and are parties to valid supplier or other participation agreements for payment by, all Health Care Programs, including Medicare, Medicaid, any other state or federal government health care programs, private insurance companies, health maintenance organizations, preferred provider organizations, managed care organizations, government contracting agencies, or other public or private third party payor program (“Programs”) to the extent they bill or receive reimbursement from a particular Program as a participating provider. Neither the Seller nor the Company, or any of the officers, directors, managers or employees of the Company, has received any written notice or oral notice, from any Program that any Program is to be canceled or modified in a manner materially adverse to the Business, including any proposed or definitive modification involving a reduction in any reimbursement or payment rates. There are no Actions pending or, to the Seller’s and Company’s Knowledge, threatened which would be reasonably likely to result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Program supplier or other participation agreement or result in the exclusion of the Company, the Seller or any of members, directors, officers, employees or agents of the Company from any Program. Neither the Company nor the Seller, nor any Company Practitioner, nor any direct and indirect owners, nor their respective officers, directors, or managers of the Company, is or ever has been excluded or debarred from participation in any Health Care Program or under any Health Care Law. To the Seller’s and Company’s Knowledge, neither the Company, nor any direct and indirect owners, nor their respective officers, directors, or managers of the Company, have engaged in any activities which are cause for civil penalties or mandatory or permissive exclusion from any Program. Each Company Practitioner is properly credentialed and appointed to provide services through the Company and has properly reassigned his or her right to payment for such services to the Company. Schedule 3.21.3 sets forth a correct and complete list, with respect to the Business, of all provider numbers and national provider identifiers relating to the Business or which the Company currently uses in connection with the enrollment in, and billing of, Programs.

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3.21.4 To the best of Seller’s knowledge, all reports, documents, claims, applications, and notices required to be filed, maintained or furnished to any Governmental Authority, and/or under any Program, have been so filed, maintained or furnished in a timely manner and all such reports, documents, claims, applications and notices were complete and correct in all material respects on the date filed.

3.21.5 Neither the Company, nor any Company Practitioner, has had the right to receive reimbursements pursuant to any Program terminated, suspended or materially limited as a result of any investigation or action whether by any federal or state Governmental Authority or other Person, and neither the Company nor any Company Practitioner has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity related to any Health Care Law or Program, nor has the Company or any Company Practitioner received any complaint, notice of material noncompliance nor notice of material deficiency related to any Health Care Law or Program.

3.21.6 The Company does not have any reimbursement or payment rate appeals, disputes or contested positions currently pending before any Governmental Authority or any administrator of any Programs outside the Ordinary Course of Business. Except as set forth in Section 3.21.6, the Company has paid or caused to be paid all known and undisputed Overpayments and the Company has no liability under any Program for any Overpayment other than in the Ordinary Course of Business.

3.21.7 To the Seller’s and Company’s Knowledge, no validation review or program integrity review related to the Business has been conducted by any commission, board or agency in connection with any Program, and no such reviews are scheduled, pending or, to the Company’s Knowledge, threatened against or affecting the Business.

3.21.8 To the best of Seller’s knowledge, neither the Company nor any Company Practitioner: (i) is a party to a Corporate Integrity Agreement, consent order, settlement agreement or other Contract with the Office of Inspector General of the Department of Health and Human Services or any other Governmental Authority; (ii) has been the subject of any Program investigation conducted by any Governmental Authority; (iii) has been a defendant in any qui tam or false claims act litigation; (iv) has been served with or received any search warrant, subpoena, civil investigative demand, or contact letter by or from any federal or state enforcement agency (except in connection with medical services provided to third parties who may be parties to proceedings or the subject of investigation into conduct unrelated to the operation of the Business); or (v) has ever received any written complaints from an employee, independent contractor, vendor, physician or any other person that alleges that the Company has violated any Health Care Law in any material respect.

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3.21.9 To the best of Seller’s knowledge, in the operation of the Business, the Company has never billed Medicare, Medicaid or any other federal or state programs. At all times the Company has and continues to satisfy the requirements of, and qualifies as, a “group practice” under the federal Stark Law. To the best of Seller’s knowledge, pursuant to the in-office ancillary services exception under the Stark Law (or another applicable exception), the Company properly bills the Medicare program and, if applicable, the Medicaid program for all “referrals” of any “designated health services” by physicians who have a “financial relationship” with the Company (as such quoted terms are defined under the Stark Law). All revenues relating to designated health services are distributed or paid in a manner compliant with the Stark Law. To the best of Seller’s knowledge, the Company, the Seller, the Company Practitioners and the Company’s directors, managers and officers are operating and have operated in material compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), and all other applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor, customer, Payor or other Person in a position to refer, recommend or arrange for the referral of patients or other medical care business or to whom such Person refers, recommends or arranges for the referral of patients or other medical care business.

3.21.10 With respect to the generation, transportation, treatment, storage, disposal and other handling of medical waste, to the Seller’s and Company’s Knowledge, the Company is and has been, in compliance in all material respects with the Medical Waste Tracking Act of 1988, 42 U.S.C. § 6992, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the United States Department of Health and Human Services, National Institute for Occupational Self Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88 119, et seq., and all other applicable Laws regulating medical waste or imposing requirements relating to medical waste.

3.21.11 To the best of Seller’s and Company’s knowledge, neither the Company nor any Company Practitioner has ever been indicted or charged or investigated in connection with any violation of any Law involving false or fraudulent billing practices, or relating to its participation in any Programs. Each Company Practitioner has at all times he or she has provided services through the Company, been and is duly licensed to practice in the State in which the Business is located and each such Company Practitioner who is permitted by Law to dispense or prescribe drugs has been and is validly registered with the United States Drug Enforcement Administration under the Controlled Substances Act. To the Seller’s and Company’s Knowledge, no event has occurred and no fact, circumstance or condition exists that has or reasonably may be expected to result in the denial, loss, revocation, or rescission of or to any such professional license, DEA registration or accreditation application.

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3.21.12 To the best of Seller’s knowledge, no Company Practitioner: (i) is currently under review by the medical staff of any hospital or other facility; (ii) has had a final judgment or settlement without judgment entered against him/her in connection with a malpractice or similar Action; (iii) during the time the applicable healthcare professional provided or provides services for the Business, abuses alcohol, uses or abuses drugs, or any controlled substances (other than those medications lawfully prescribed by a medical doctor that do not interfere with that person’s capacity to perform his or her duties); (iv) is the subject of any criminal complaint, indictment or criminal proceedings; (v) is subject to any allegation, or any investigation or proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to his or her practice; (vi) has ever been debarred, excluded or suspended from participating in any Program; (vii) is or has ever been subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, sanctioned, indicted or convicted of a crime, or pled nolo contendere or to sufficient facts, in connection with any allegation of violation of any Program requirement or Health Care Law; (viii) is or has ever been listed on the General Services Administrative published list of parties excluded from federal procurement programs and non-procurement programs or (ix) is or has ever been designated a Specially Designated National or Blocked Person by the Office of Foreign Asset Control of the U.S. Department of Treasury.

3.21.13 Except as set forth on Schedule 3.21.13, to the best of Seller’s and Company’s knowledge, no Company Practitioner: (a) has given notice to the Company of his or her intention to (i) cease providing services through the Company, (ii) retire from the practice of medicine or surgery within the next five (5) years, (iii) relocate outside of the Company’s primary service areas, or (iv) otherwise terminate or materially alter his or her relationship with the Company, or (b) intends to terminate or materially alter his or her relationship with the Company or the Business in connection with or following Closing.

3.21.14 To the best of Seller’s knowledge, the Company is, and has been, in compliance with the applicable data privacy Laws and data security Laws including the standards for Privacy or Security of Individually Identifiable Health Information, which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F, Sections 261 264, Public Law 104 191, and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 164, the Standards for Security of Electronic Protected Health Information, 45 C.F.R. Parts 160, 162 and 164, and the implementing regulations thereunder, and the Health Information Technology for Economic and Clinical Health Act, as revised under the CARES Act (collectively, “HIPAA”). To the best of Seller’s knowledge, the Company has privacy and security policies, procedures and safeguards that materially comply with then-applicable HIPAA requirements (collectively, “HIPAA Policies and Procedures”). The Company has provided to Buyer complete and accurate copies of all HIPAA Policies and Procedures. To the best of Seller’s knowledge, no “breach” or other violation of HIPAA by the Company or its “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company.

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3.21.15 Except as set forth on Schedule 3.21.15, the Company does not and never has operated, maintained, sponsored or advertised any medical insurance product, benefit plan, managed care program or discount program or otherwise born the financial risk for the provision of health care services.

3.22 Privacy and Data Protection.

3.22.1 To the best of Seller’s knowledge, the Company is, and at all times has been, in compliance with (i) all applicable Laws regarding the protection, storage, use, and disclosure of Personal Data and (ii) all Contracts (or portions thereof) between the Company and vendors, marketing affiliates, and other customers and business partners, that are applicable to the use and disclosure of Personal Data (such contracts being hereinafter referred to as “Privacy Agreements”).

3.22.2 To the best of Seller’s knowledge, the Company has established and implemented and has used commercially reasonable efforts to update, maintain and enforce such policies, programs, procedures, contracts and systems with respect to the collection, use, storage, transfer, retention, deletion, destruction, disclosure and other forms of processing of any and all data and information of the Company (“Business Data”) including any and all data or information collected, used, stored, transferred, retained, deleted, destroyed, disclosed or processed with respect to any of its Personal Data, as consistent and compliant with all applicable federal or state Laws relating to privacy and data protection, including HIPAA.

3.22.3 To the best of Seller’s knowledge, there has not been any actual or suspected or, to the Company’s Knowledge, threatened breach, misappropriation, or unauthorized disclosure, access, use, or dissemination of any Business Data, including any Personal Data or any violation of any federal or state data protection Laws with respect to the same.

3.22.4 To the best of Seller’s knowledge, neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement will result in any violation of any Privacy Agreements or any applicable Law pertaining to privacy or security of Personal Data.

3.22.5 The Company has commercially reasonable safeguards in place to protect Personal Data in the Company’s possession or control from unauthorized access by third Persons, including the Company’s employees and contractors.

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3.22.6 To the Seller’s and Company’s Knowledge, no person has made any illegal, improper or unauthorized use of Personal Data that the Company collected, possesses, or controls.

3.22.7 The Company is not bound by any Contract or other obligation that prohibits the Business from using Personal Data, or other information if such information has been de-identified.

3.23 Accuracy and Materiality. No representation or warranty of the Company or the Seller Parties in this Agreement or any other document prepared by the Company and delivered to the Buyer incident to this Agreement contains any untrue statements of a material fact, or fails to state a material fact necessary in order to make the statements made in this Agreement or such document not misleading. The Schedules and Exhibits to this Agreement correctly and completely set forth the information called for in such Schedules and Exhibits in all material respects.

3.24 Content of Schedules. Company and Seller Parties, as of the Execution Date, represent and warrant to Buyer that they have no Knowledge of any items to be disclosed or included on any one or more Schedules to be delivered for this Agreement between the Execution Date and Closing that would contain any fact that would materially impact the accuracy of the foregoing representations and warranties during such period or that could have a Material Adverse Effect on Company and Seller Parties.

4. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER PARTIES.

In order to induce the Buyer to enter into and perform this Agreement and to consummate the Contemplated Transactions, the Seller Parties each represent and warrant to the Buyer, as of both the Execution Date and as of the Closing Date, as follows:

4.1 Power and Authorization. The execution, delivery and performance by the Seller Parties of this Agreement and each Ancillary Agreement to which he, she or it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Seller Parties and, if applicable, have been duly authorized by all necessary action on the part of the Seller Parties. This Agreement and each Ancillary Agreement to which the Seller Parties are a party (a) have been duly executed and delivered by the Seller Parties and (b) are legal, valid and binding obligations of the Seller Parties, enforceable against the Seller Parties in accordance with its terms, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

4.2 Noncontravention. Neither the execution, delivery and performance by the Seller Parties of this Agreement nor the consummation of the Contemplated Transactions will: (a) violate any Law applicable to the Seller Parties or require any action by (including any authorization, consent or approval), notice to, or filing with, any Governmental Authority in connection with the valid and lawful consummation of the Contemplated Transactions by the Seller Parties; (b) result in a breach or violation of, or default under, any Contractual Obligation or Permit of the Seller Parties; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation or Permit; (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any Equity Securities of the Company or the Seller Parties; or (e) result in a breach or violation of, or default under, the organizational documents of the Company or the Seller Parties.

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4.3 Title. The Seller is the record and beneficial owner of the Equity Securities of the Company or the Seller, as applicable, as set forth opposite the Seller’s name on Schedule 3.4, free and clear of all Encumbrances except as are imposed by applicable securities Laws.

4.4 Investment Experience. Seller represents that it is experienced in evaluating and investing in private placement transactions or securities of companies in a similar stage of development and acknowledges that it can bear the economic risk of such investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the INVO Parent Stock. Seller and Company also represent that it has not been organized for the purpose of acquiring the Securities.

4.5 Receipt of Information. Seller has received all the information such party considers necessary or appropriate for deciding whether to purchase or receive their respective portion of the INVO Parent Stock. Each Seller represents that it has had an opportunity to ask questions and receive answers from the lawyer regarding the sale of the INVO Parent Stock and the business, properties, prospects, and financial condition of Buyer and to obtain additional information (to the extent the Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Seller or to which the Seller has had access. The foregoing, however, does not limit or modify in any way the representations and warranties of the Buyer contained in this Agreement, or any of the rights of the Seller, as applicable, provided for under this Agreement or any other rights it may have under applicable law.

4.6 Accredited Investor. Seller is an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.7 Restricted Securities.

4.7.1 Seller has been advised that none of the INVO Parent Stock have been registered under the Securities Act or any other applicable securities laws and that the Securities are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, and that Buyer’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on the representations of the Company and Seller contained herein. Seller acknowledges that the INVO Parent Stock will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the INVO Parent Stock may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.7.2 Seller represents that they are acquiring the INVO Parent Stock for their own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

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4.7.3 Seller understands and acknowledges that the INVO Parent Stock, when issued, will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.7.4 Seller acknowledges that an investment in the INVO Parent Stock is not liquid and is transferable only under limited conditions. Seller acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the INVO Parent Stock.

4.8 No Brokers. The Seller has no Liability of any kind to any broker, finder, or agent with respect to the Contemplated Transactions other than those which will be paid by the Seller or the Company prior to Closing or which will be included in the Transaction Expenses.

4.9 Accuracy and Materiality. No representation or warranty of the Seller Parties in this Agreement or any other document prepared by the Seller Parties and delivered to the Buyer incident to this Agreement contains any untrue statements of a material fact, or fails to state a material fact necessary in order to make the statements made in this Agreement or such document not misleading. The Schedules and Exhibits to this Agreement correctly and completely set forth the information called for in such Schedules and Exhibits in all material respects.

4.10 Assets. Except as set forth in Schedule 4.10, no assets of the Seller are used in the operation of the Business, and all assets used in the operation of the Business are owned or leased by the Company.

4.11 Disclaimers. Except for the representations and warranties expressly provided in Section 3 or 4 or in any Ancillary Agreement, Seller Parties have not made a representation or warranty, express or implied, regarding the Seller Parties or the Contemplated Transactions.

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5. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

In order to induce the Company and the Seller to enter into and perform this Agreement and to consummate the Contemplated Transactions, the Buyer represents and warrants to the Seller, as of both the Execution Date and the Closing Date, as follows:

5.1 Organization. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

5.2 Power and Authorization. The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement and each Ancillary Agreement to which the Buyer is a party (a) have been duly executed and delivered by the Buyer and (b) are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

5.3 Noncontravention. Neither the execution, delivery and performance by the Buyer of this Agreement nor the consummation of the Contemplated Transactions will: (a) violate any Law applicable to the Buyer or require any action by (including any authorization, consent or approval), notice to, or filing with, any Governmental Authority in connection with the valid and lawful consummation of the Contemplated Transactions by the Buyer; (b) result in a breach or violation of, or default under, any Contractual Obligation or Permit of the Buyer; or (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation or Permit of the Buyer.

5.4 No Brokers. The Buyer does not have any Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions for which the Company or the Seller could be liable.

5.5 Due Diligence. The Buyer has had an opportunity to conduct due diligence regarding the operations and financial condition of the Company, to request and review financial and other information of the Company, and Buyer has done so prior to executing this Agreement.

6. COVENANTS.

6.1 Conduct of the Business. The Seller Parties agree that, from the Execution Date until the Closing, except as otherwise contemplated by this Agreement, expressly set forth in the Disclosure Schedules or otherwise consented to by Buyer in writing, the Seller Parties shall, and shall cause the Company, to (i) conduct its business operations in the Ordinary Course of Business, (ii) maintain and preserve intact its current business organization, operations and franchise and (iii) preserve the rights, franchises, goodwill and relationships of its employees, clinic, patients, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the Execution Date until the Closing Date, the Seller Parties shall cause the Company to:

6.1.1 pay the debts and Taxes and other obligations of the Business;

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6.1.2 preserve and maintain all Permits required for the conduct of the Business or the ownership and use of assets in the Business;

6.1.3 collect accounts receivable in the Ordinary Course of Business;

6.1.4 maintain the properties and assets in the same condition as they were on the Execution Date;

6.1.5 not sell or dispose of any material assets, except in the Ordinary Course of Business;

6.1.6 not amend any Governing Documents, except in connection with the transactions contemplated by this Agreement and consented to by Buyer;

6.1.7 continue in full force and effect without modification all insurance policies, except as required by applicable Law;

6.1.8 perform all of its obligations under its Contracts;

6.1.9 not hire any new employees or independent contractors;

6.1.10 not amend, modify or change the salary, fees, or compensation provided to any employee or independent contractor, and not amend, modify, or terminate any Company Plan available to such individuals;

6.1.11 defend and protect the properties and assets used in the Business;

6.1.12 comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the assets or properties;

6.1.13 not incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than borrowings in the Ordinary Course of Business;

6.1.14 not change its accounting policies except in a manner consistent with past practices; and

6.1.15 not amend any Company Plan, adopt or amend any program or Contract that would be a plan if it were in effect on the Execution Date or amend any grant agreement issued thereunder (other than amendments required by applicable law or to comply with the Code or as requested by Buyer), or enter into any employment Contract or other Contract with any director, officer, independent contractor, consultant, or employee or other service providers, or increase the salaries, fees, compensation, or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, independent contractors, consultants, or employees in each case other than as required by applicable law or as disclosed in the applicable Disclosure Schedule.

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6.2 Access to information.

6.2.1 Prior to the Closing, the Seller Parties (i) shall, and shall cause the Company and its officers, directors, managers and employees to, and shall cause its auditors and other agents to, upon reasonable advance notice, afford the officers, directors, managers, employees, auditors and other agents of Buyer reasonable access, during normal business hours, to the officers, directors, managers, employees, properties, offices, other facilities, books and records of the Company and (ii) shall furnish Buyer with all financial, operating and other data and information with respect to the Buyer, through their respective officers, directors, managers, employees or agents, may reasonably request, including monthly unaudited balance sheets and statements of income of the Company, prepared in a manner consistent with prior periods along with the standard monthly reporting package provided to the management of the Company; provided, however, that the foregoing shall not require the Company to provide any such access or furnish any such information that in its reasonable judgment would violate any Law or, in the reasonable judgment of the Seller Parties, after consultation with legal counsel, compromise or constitute a waiver of any attorney-client privilege of such Person; and provided, further, that if the Company is so restricted, written notice shall be given to Buyer that information or records are being withheld and provide Buyer with as much information as possible with respect to such information or records.

6.2.2 The Seller Parties shall, and shall cause the Company to, cooperate (including providing introductions where necessary) with Buyer to enable Buyer to contact such third parties, including clients, prospective clients, Governmental Authorities, providers, vendors or suppliers of the Company, as reasonably requested; provided, however, that Buyer shall not, outside of Buyer’s Ordinary Course of Business, contact any clients, prospective clients, Governmental Authorities, providers, vendors or suppliers of the Company without the prior approval of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and any such communications permitted shall be made in the presence of a Representative of the Company unless waived in writing by the Company.

6.3 Confidentiality. The Seller Parties shall not at any time on or after the Execution Date, directly or indirectly, without the prior written consent of the Buyer, disclose or use, any confidential or proprietary information involving or relating to the Business, excluding filings or disclosures required by applicable Law or made to the Seller Parties’ attorneys or consultants bound by confidentiality restrictions or duties.

6.4 Publicity. No public announcement or disclosure shall be made by any party, and each party shall cause its Affiliates not to make any public announcement or disclosure, with respect to the subject matter of this Agreement or the Contemplated Transactions or any of the terms hereof or thereof, except for public announcements or disclosures mutually agreed upon between the Buyer and the Seller Parties; provided that, the provisions of this Section 6.4 shall not prohibit (a) any disclosure required by any applicable Laws (in which case the disclosing party shall provide the other parties with the opportunity to review in advance any such disclosure), (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions, (c) any disclosure by the Buyer or any of its Affiliates to their respective Affiliates and/or their respective lenders, investors, potential investors, other financing sources, rating agencies or investment analysts or (d) any disclosure by the Buyer or any of its Affiliates of a brief description of the Contemplated Transaction (which shall not include any economic terms) on such Person’s website.

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6.5 Non-Competition and Non-Solicitation.

6.5.1 The Seller Parties agree that, for a period of five (5) years after the Closing Date, Seller Parties will not engage in any fertility care practice or business or perform any service as a physician, directly or indirectly, which competes with the Business or the business of Buyer, or have any interest, whether as a proprietor, partner, employee, equityholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage in competition with the Company within a twenty (20) mile radius from any clinic location(s) of the Company. Notwithstanding and in addition to the foregoing, the Seller Parties shall not own, invest in or otherwise have any interest of any kind, in any fertility practice located anywhere in the State of Wisconsin (other than Buyer) during such time period. The Seller Parties shall not be prohibited from passively investing or trading in publicly traded stocks, publicly traded bonds, real estate (whether improved, unimproved, residential or commercial), or other forms of passive investment of any type, other than a fertility practice, for her own account or for her family. It is understood and agreed that this covenant not to compete is given to protect proprietary interests and confidential and/or proprietary information of the Company, and is material to the formation of this Agreement and shall survive the termination of this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 6.5.1 shall not apply to any: (i) charitable medical services; (ii) unpaid medical services for friends and/or family members; (iii) giving or participating in any lectures or presentations regarding the practice of medicine; or (iv) medical services provided by the Seller Parties as an employee of the Company.

6.5.2 It is understood and agreed that monetary damages alone may not be sufficient to protect the Company in the event of breach, and that Buyer and the Company, in addition to any other remedy provided by law or equity, may seek without liability a restraining order, temporary injunction, and, within the limitations of this covenant, a permanent injunction to prevent harm to the Buyer and/or the Company. In the event Buyer or the Company seeks injunctive relief, the Seller Parties agree that neither Buyer nor the Company shall be required to post a bond. The Seller Parties hereby agree and stipulate that the provisions of this Section 6.5 are reasonable and necessary (i) to protect Buyer and the Company from any unfair competition on behalf of the Seller Parties, (ii) to protect Buyer and the Company from the Seller Parties taking advantage of any relationships, information, technology or know-how the Seller Parties would not have enjoyed or known but for the Seller Parties’ relationship to the Company, to the detriment of the Company and/or the Buyer, and (iii) to otherwise protect the patients and business of the Company and/or the Buyer and would not be unduly burdensome to the Seller Parties and that the Seller Parties are willing and able to compete in other geographical areas not prohibited by this Section 6.5 without imposing a hardship on the Seller Parties.

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6.5.3 The Seller Parties hereby agree and stipulate that the damages which would be suffered by Buyer and the Company in the event Seller Parties breach any provision contained in this Section 6.5 would be difficult to measure and would not be an adequate remedy to Buyer or the Company for the breach thereof; and, for this reason, and for other reasons, the Seller Parties hereby agree that Buyer and the Company shall be entitled to, in addition to injunctive relief, monetary damages resulting from the breach of any covenant contained herein. The Seller Parties agree that, in the event any litigation should ever arise concerning the non-competition or other restrictive provision contained in this Agreement, a court of competent jurisdiction shall be, and it is hereby, specifically authorized, but only if the same shall be necessary to enforce such provisions as written or as modified, to restrict the time, scope, area, amount or other enforceable aspect of such provision, by the least extent possible in order to enable the court to enter a judgment forcing such provisions to the greatest extent legally permissible, even if in modified form.

6.5.4 The Seller Parties further agree that for the five (5) year period following the Closing, the Seller Parties will not, directly or indirectly: (i) solicit, hire, influence, or seek to solicit, hire, or influence any employee or contractor of the Company or Buyer to terminate his or her employment or engagement with the Company or the Buyer, or (ii) call on, solicit or service any patient, supplier, Payor, referral source or other business relation of the Buyer, the Company or any of their respective Affiliates (including any Person that was a patient, supplier, Payor, referral source or other potential business relation of the Company at any time during the thirty-six (36) month period immediately prior to the date hereof), to induce or attempt to induce such Person to cease doing business with the Buyer, the Company or any of their respective Affiliates or in any way interfere with the relationship between any such patient, supplier, Payor, referral source or business relation and the Buyer, the Company or any of their respective Affiliates (including making any negative statements or communications about the Buyer, the Company or any of their respective Affiliates).

6.5.5 The Seller Parties agree that during any period during which the Seller Parties are in material breach of the covenant not to compete provided above, the time period of this covenant shall be extended for an amount of time that the Seller Parties are in breach hereof. The Seller Parties acknowledge and agree that a full, valuable, and complete consideration for the agreement and covenant not to compete contained in this Section 6.5 has been or will be received by the Seller Parties pursuant to this Agreement.

6.6 Further Assurances. From and after the Execution Date, upon the request of either the Seller or the Buyer, each of the parties hereto shall do, execute, acknowledge, and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances, and other instruments and papers as may be reasonably required or appropriate to carry out and/or evidence the Contemplated Transactions.

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6.7 Fees and Expenses. Except as otherwise provided herein (including specifically Section 2.10.7), all costs, expenses, and fees incurred by the Buyer in connection with the negotiation, execution, or performance of this Agreement or the Contemplated Transactions will be paid by the Buyer, and all costs, expenses, and fees incurred by the Company or the Seller Parties in connection with the negotiation, execution, or performance of this Agreement or the Contemplated Transactions will be (a) included in Transaction Expenses, (b) indefeasibly paid in full in cash prior to the Closing, or (c) paid by the Seller Parties following Closing.

6.8 Employee and Related Matters.

6.8.1 Transferred Employees. The Buyer will offer employment to all non-physician employees who are actively employed by the Company in the Business as of the Closing Date, to be effective as of the Closing Date subject to satisfactory completion of the Buyer’s standard pre-employment hiring processes. The Company’s employees who accept the Buyer’s employment offer and who become employed by the Buyer will be referred to herein as “Transferred Employees.” The Buyer will offer each Transferred Employee base salary and base wages that are comparable to the base salary and base wages provided to such Transferred Employee by the Company immediately prior to the Closing (i.e., as disclosed on Schedule 3.13.9); provided that, notwithstanding the foregoing, the Buyer may modify such salary or wage level (together with any other bonuses, commissions or other Compensation) at any time after the Closing Date. The Company will be responsible for payment to the Transferred Employees of all earned wages, salaries, paid time off or other compensation that relates to periods prior to the Closing Date or that arise as a result of the transactions contemplated hereby.

6.8.2 Company 401(k) Plans. Effective no later than the Business Day preceding the Closing Date, the Seller shall have caused the Company to (i) terminate each Company Plan that is intended to qualify under Section 401(a) of the Code with a cash or deferred arrangement described in Section 401(k) of the Code (collectively, the “Company 401(k) Plans”) in compliance with their terms and the requirements of applicable Law, (ii) cease contributions to the Company 401(k) Plans for periods after the Closing Date and (iii) vest one hundred percent (100%) of all participants under the Company 401(k) Plans. At the Closing, the Seller shall cause the Company to deliver evidence of such actions to the Buyer. Buyer has established, or will establish, a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code that will cover the Transferred Employees and the clinical employees effective no later than twelve (12) weeks following the Closing Date.

6.8.3 No Right to Employment. Nothing in this Agreement will confer upon any Transferred Employee or any other Person a right to employment or continued employment for any period or limit the Buyer’s ability to terminate the employment of any Person (including any Transferred Employee) at any time and for any reason, including without cause. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement is intended to, or does, constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of the Buyer or any of its Affiliates.

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6.8.4 Seller Release. As of the Closing, each of the Seller Parties hereby forever fully and irrevocably releases and discharges the Company, INVO, the Buyer and their respective predecessors, successors, direct or indirect subsidiaries and past and present officers, employees, agents, and Representatives (individually a “Released Party” and collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, promises, judgments, Liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), whether known or unknown, arising out of or in connection with any matter or occurrence on or prior to the Closing Date, including with respect to Dr. Pritts employment or engagement with the Company or Seller Parties’ capacity as a direct or indirect equityholder of the Company (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any proceeding of any kind against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence, “Released Claims” does not include the obligations of the Company, INVO or Buyer expressly set forth in this Agreement or any Ancillary Agreement or the Company’s obligations to Seller Parties as officers or directors under the Company’s organizational documents.

6.9 Tax Matters.

6.9.1 Tax Sharing Agreements. All Tax sharing agreements or similar agreements and all powers of attorney that relate in any way to the Purchased Assets or the Business will be terminated prior to the Closing and, after the Closing, no such agreement or power of attorney will have any effect on the Purchased Assets or the Business.

6.9.2 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees or recording charges incurred in connection with the Contemplated Transactions shall be the responsibility of the Seller Parties and the Seller Parties will, at their own expense, timely file and immediately provide the Buyer with copies of the necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges and the parties hereto will cooperate with each other in preparing and filing any other Tax Returns and other documentation required for the Contemplated Transactions.

6.9.3 Cooperation on Tax Matters and Health Care Matters.

(a) The Buyer, the Company, and the Seller Parties will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Tax matters relating to the Business, Purchased Assets and Assumed Liabilities. Such cooperation shall include furnishing or making available during normal business hours records and personnel (as reasonably required) and the making of applicable Tax clearance filings.

(b) The Buyer, the Company, and the Seller Parties will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any health care matter or in connection with compliance with any Health Care Law relating to the Business, Purchased Assets and Assumed Liabilities. Such cooperation shall include furnishing or making available during normal business hours records and personnel (as reasonably required) and the making of applicable filings with Government Authorities or as otherwise required in relation to any Health Care Permit.

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6.9.4 Apportionment of Taxes. In the case of any property or ad valorem Taxes (collectively, “Property Taxes”) that are payable for a Tax period that includes (but does not end on) the Closing Date (a “Straddle Period”), the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period, multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire Straddle Period. The Buyer shall pay or cause to be paid, when due, to the applicable Taxing authority all Property Taxes relating to the Tax period during which the Closing Date occurs. Buyer shall send to the Seller a statement that apportions the Property Taxes between Buyer on the one hand, and the Seller on the other hand, based upon Property Taxes actually invoiced and paid to the Taxing authority by Buyer for the Tax period that includes the Closing Date, with the Seller being responsible for the period prior to and including the Closing Date and the Buyer being responsible for the period subsequent to the Closing Date. Within ten (10) days of receipt of such statement and proof of payment, the Seller shall reimburse Buyer for the Seller’s pro-rated portion of such Property Taxes owed. With respect to all other Taxes payable for a Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall be determined as if a separate return was filed for the period ending as of the end of the day on the Closing Date using a “closing of the books methodology,” and the remaining amount of Taxes (or Tax refunds) for such period shall be attributable to the portion of the Straddle Period beginning on the day immediately after the Closing Date; provided, however, that for purposes of this sentence, exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the portion of such Straddle Period ending on the Closing Date and the portion of such Straddle Period beginning on the day immediately after the Closing Date in proportion to the number of days in each such period.

6.10 Bank Accounts. The Company shall provide Buyer with access to and status as an authorized signatory for all Practice Accounts (as defined in the Management Services Agreement) as required by and pursuant to the Management Services Agreement.

6.11 Clinical Schedule. The Seller Parties covenant and agree to maintain a clinical schedule with the Company consistent with current and historical practices.

7. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

7.1 Conditions to Each Party’s Obligations. The respective obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

7.1.1 New Laws. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered into any Law which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, or otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following complete thereof.

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7.1.2 Injunction. There will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority of competent jurisdiction, binding on the Seller Parties, the Company, or Buyer which prohibits the Parties from consummating the transactions contemplated by this Agreement; provided that the Parties shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by any such court or governmental or regulatory agency.

7.1.3 Representations and Warranties. The representations and warranties of each of the Company, Seller Parties, and Buyer contained in Sections 3, 4, and 5 of this Agreement shall be true and correct in all material respects at the date hereof and shall be true and correct in all material respects as of the Closing as if made at and as of such time, except for (i) changes permitted or contemplated hereby, and (ii) representations and warranties which are as of a specific date, in which case such representations and warranties shall remain true and correct in all material respects as of such date.

7.1.4 Performance Obligations. The Parties shall have performed in all material respects their obligations under this Agreement as required to be performed at or prior to the Closing pursuant to the terms hereof.

7.1.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event or events shall have occurred or circumstance exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect.

7.1.6 Closing Deliveries. Each of the Company, Seller Parties, and Buyer shall have delivered or caused to be delivered the respective deliverables set forth at Sections 2.5.3(a) and 2.5.3(b) of this Agreement.

7.2 Conditions to Buyer’s Obligations. Buyer’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

7.2.1 Seller Parties shall have delivered, in form and substance acceptable to Buyer, in its sole, reasonable discretion, copies of all schedules to be delivered pursuant to this Agreement, which Buyer will review in good faith; provided that any Schedule may be amended prior to Closing only on the mutual written consent of the Parties.

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8. TERMINATION.

8.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the “Termination Date”):

8.1.1 in writing, by mutual consent of the Seller Parties and Buyer;

8.1.2 by written notice from Buyer to the Seller Parties, if any of the conditions set forth in Section 7.1 hereof (to the extent compliance or performance thereunder is not within the control of Buyer) shall not have been (i) complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), or (ii) waived by Buyer, on or before the Closing Date;

8.1.3 by written notice from the Seller Parties to Buyer, if any of the conditions set forth in Section 7.1 hereof (to the extent compliance or performance thereunder is not within the control of the Seller Parties or the Company) shall not have been (i) complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), or (ii) waived by the Seller Parties, on or before the Closing Date;

8.1.4 by Buyer, within five (5) days following receipt of any supplement or amendment to the Disclosure Schedules, by written notice to the Seller Parties if the matter which gives rise to such supplement or amendment has a Material Adverse Effect; or

8.1.5 by written notice of Buyer or the Seller Parties, if the Contemplated Transactions shall have been permanently enjoined by a court of competent jurisdiction; provided that the Party delivering the notice of termination shall have used its best efforts to have any such injunction lifted; and provided, further, that no Party hereto who brought or is affiliated with the party who brought the Action seeking the permanent enjoinment of the Contemplated Transactions may seek termination of this Agreement pursuant to this Section 8.1.5.

8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall be given by the Party so terminating to the other Parties, and this Agreement shall terminate and the Contemplated Transactions shall be abandoned without further action by any Party. If this Agreement is terminated pursuant to Section 8.1 hereof:

8.2.1 each Party shall redeliver all documents, work papers and other materials of the other Parties relating to the Contemplated Transactions, whether obtained before or after the execution hereof, to the Party furnishing the same or, upon prior written notice to such Party, shall destroy all such documents, work papers and other materials and deliver notice to the Party seeking destruction of such documents that such destruction has been completed, and all confidential information received by any Party with respect to the other Parties shall be treated in accordance with the terms of confidentiality provisions at Section 6.3 hereof; and

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8.2.2 there shall be no Liability hereunder on the part of the Parties or any of their respective directors, officers, employees, Affiliates, controlling Persons, agents or Representatives, except that the Parties shall have liability to the other Parties if the basis of termination is a willful, material breach by one of the Parties, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 8.2, Section 6.3 and Section 10 hereof shall survive any such termination.

9. INDEMNIFICATION.

9.1 Indemnification by the Seller. Subject to the provisions of this Article 9, the Seller Parties will indemnify, defend, reimburse and hold harmless the Company, the Buyer and INVO and each of the Buyer’s and INVO’s Affiliates, and each of the directors, officers, equityholders, partners, members, managers, employees, agents, consultants, advisors and Representatives of each of the foregoing Persons (other than, for the avoidance of doubt, the Seller) (each, a “Buyer Indemnified Person”), from, against and in respect of any and all Actions, Liabilities, Government Orders, Encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), whether or not involving a Third Party Claim (collectively, “Losses”), which any Buyer Indemnified Person may suffer, incur, sustain or become subject to as a result of, arising out of or directly or indirectly relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by the Company or the Seller Parties in this Agreement or certificate delivered by a Party pursuant to this Agreement; (b) any breach, violation or non-fulfillment of any covenant or agreement of the Seller Parties or, prior to or at the Closing, the Company in this Agreement; (c) any Transaction Expenses or any Debt of the Company or the Seller Parties as of the Closing or arising from any matter or thing occurring prior to Closing; (d) any Indemnified Taxes; (e) any Overpayment or Prepaid Amounts not settled or repaid by the Company prior to Closing; (f) any and all Debts and Liabilities (other than Assumed Liabilities) of the Company and/or the Seller Parties related to the operation or conduct of the Business by the Company and the Seller Parties prior to the Closing, including but not limited to any Liabilities or obligations related to any prepaid work or services, debts, Liabilities, obligations and commitments arising prior to the Closing under any existing leases for the Leased Real Property, of whatever nature or character, whether absolute, contingent or otherwise, accruing prior to, or created prior to the Closing; and (g) any Excluded Assets or any Excluded Liabilities.

9.2 Limitations on Liability. The Seller Parties will not have any obligation to indemnify, defend, reimburse and hold harmless the Buyer Indemnified Persons pursuant to Section 9.1(a) in respect of any Loss unless the aggregate amount of all Losses incurred or suffered by the Buyer Indemnified Persons pursuant to Section 9.1(a) exceeds $100,000, at which point the full amount of all such Losses shall be recoverable, starting from the first dollar of such Losses; provided, however, that the foregoing limitations will not apply to (a) claims for indemnification pursuant to Section 9.1(a) in respect of breaches of, or inaccuracies in, the Fundamental Representations or the representations and warranties set forth in Sections 3.12 (Tax Matters.), (b) claims based upon fraud, willful misconduct or intentional misrepresentation, or (c) claims related to any Excluded Assets or any Excluded Liabilities.

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9.3 Indemnification by the Buyer. Subject to the provisions of this Article 9, the Buyer will indemnify, defend, reimburse and hold harmless the Seller Parties (excluding, for purposes of clarity, the Company), and the Representatives of the Seller Parties (each, a “Seller Indemnified Person”), from, against and in respect of any and all Losses which the Seller Indemnified Person may suffer, incur, sustain or become subject to as a result of, arising out of or directly or indirectly relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by the Buyer in this Agreement; (b) any breach or violation of any covenant or agreement of the Buyer in this Agreement; and/or (c) any Assumed Liability; and (d) any and all Debts and Liabilities related to Purchased Assets and/or the operation or conduct of the Business by the Buyer, or any affiliate or assignee of Buyer, after the Closing. The Buyer will not have any obligation to indemnify, defend, reimburse and hold harmless the Seller Indemnified Persons pursuant to Section 9.3(a) in respect of any Loss unless the aggregate amount of all Losses incurred or suffered by the Seller Indemnified Persons pursuant to Section 9.3(a) exceeds $100,000, at which point the full amount of all such Losses shall be recoverable, starting from the first dollar of such Losses; provided, however, that the foregoing limitations will not apply to (a) claims for indemnification pursuant to the representations and warranties set forth in Sections 5.1 through 5.4, (b) claims based upon fraud, willful misconduct or intentional misrepresentation, or (c) claims related to the operation of the Business or use of the Purchased Assets after Closing.

9.4 Survival. No claim may be made or suit instituted seeking indemnification pursuant to Sections 9.1(a) or 9.3(a) for any breach of, or inaccuracy in, any representation or warranty unless a written notice describing such breach or inaccuracy in reasonable detail in light of the circumstances then known to the Indemnified Person, is provided to the Indemnifying Person: (a) at any time prior to the fifth (5) year anniversary of the Execution Date, in the case of any breach of, or inaccuracy in, the Fundamental Representations and claims of fraud, willful misconduct or intentional misrepresentation; or (b) at any time prior to the sixtieth (60th) day before the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) for any other claims for indemnification. No claim for indemnification that is subject to the limitations set forth in this Section 9.4 may be made after the expiration of the applicable survival period as set forth herein; provided that, in the event a notice of any claim for indemnification will have been made prior to the expiration of the applicable survival period, then such claim for indemnification, if not resolved prior to the expiration of the applicable survival period, will survive until such time as that claim for indemnification is fully and finally resolved. All covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date in accordance with the term specified with respect thereto, and if no term is specified with respect thereto, until such covenant or agreement is fully performed.

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9.5 Third Party Claims.

9.5.1 Notice of a Claim. If any third party notifies an Indemnified Person with respect to any matter which may give rise to an Indemnity Claim against an Indemnifying Person under this Article 9 (a “Third Party Claim”), then the Indemnified Person will give written notice to the Indemnifying Person of such Third Party Claim; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person will relieve the Indemnifying Person from any obligation under this Article 9 except to the extent such delay actually and materially prejudices the Indemnifying Person.

9.5.2 Assumption of Defense, etc. The Indemnifying Person, at its sole cost and expense, will be entitled to participate in the defense of any Third Party Claim and will have the right to defend the Indemnified Person against the Third Party Claim by appointing reputable counsel reasonably acceptable to the Indemnified Person and so long as (a) the Indemnifying Person gives written notice to the Indemnified Person within fifteen (15) days of receiving notice of the Third Party Claim that it will defend the Indemnified Person against such Third Party Claim and irrevocably agrees in writing that it will indemnify the Indemnified Person against all Losses arising out of, or resulting from, such Third Party Claim, (b) the Third Party Claim involves only claims for monetary damages and does not seek an injunction or other equitable relief against the Indemnified Person, (c) the Indemnified Person has not been advised by counsel that a conflict exists between the Indemnified Person and the Indemnifying Person in connection with the defense of the Third Party Claim, (d) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action, (e) the Third Party Claim does not relate to or arise in connection with a Tax claim to which the Buyer is a party, (f) settlement of, an adverse judgment with respect to, or the Indemnifying Person’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Person, likely to be adverse to the Indemnified Person’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other commercial relationships material to the conduct of its business) and (g) the Indemnifying Person conducts the defense of the Third Party Claim actively and diligently. The Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Person will pay the fees and expenses of separate co-counsel retained by the Indemnified Person that are incurred prior to, and during the course of, the Indemnifying Person’s assumption of control of the defense of the Third Party Claim.

9.5.3 Limitations on Indemnifying Person. The Indemnifying Person will not consent to the entry of any judgment or enter into any compromise or settlement with respect to a Third Party Claim without the prior written consent of the Indemnified Person unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Person of money as the sole relief for the claimant, (b) results in the full and general release of the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, from all Liabilities arising or relating to, or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Laws or the rights of any Person and no adverse effect on any other claims that may be made against the Indemnified Person.

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9.5.4 Indemnified Person’s Control. If the Indemnifying Person does not deliver the notice contemplated by clause (a) of Section 9.5.2 within fifteen (15) days after the Indemnified Person has given notice of the Third Party Claim, at any time fails to conduct the defense of the Third Party Claim actively and diligently or is or becomes unable to conduct the defense of the Third Party Claim pursuant to Section 9.5.2, the Indemnified Person may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Person need not consult with, or obtain any consent from, the Indemnifying Person in connection therewith). If such notice is given on a timely basis and the Indemnifying Person conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 9.5.2 is or becomes unsatisfied, the Indemnified Person may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that for purposes of determining whether the Indemnified Person is entitled to indemnification hereunder, the Indemnifying Person will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the Indemnified Person conducts the defense of the Third Party Claim pursuant to this Section 9.5.4, the Indemnifying Person will remain responsible for any and all other Losses that the Indemnified Person may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 9.

9.6 Direct Claims. In the event that any Indemnified Person wishes to make a claim for indemnification under this Article 9, other than a Third Party Claim, the Indemnified Person shall give written notice of such claim to each Indemnifying Person. Any such notice shall describe the breach or inaccuracy and other material facts and circumstances upon which such claim is based and the estimated amount of Losses involved, in each case, in reasonable detail in light of the facts then known to the Indemnified Person; provided that, no defect in the information contained in such notice from the Indemnified Person to any Indemnifying Person will relieve such Indemnifying Person from any obligation under this Article 9, except to the extent such failure to include information actually and materially prejudices such Indemnifying Person.

9.7 Materiality Qualifications. Notwithstanding any provision of this Agreement to the contrary, all references in this Agreement and the Schedules hereto to “material,” “material respects” and “Material Adverse Effect” (and similar materiality qualifications) shall be disregarded for purposes of determining the amount of any Loss that is the subject of indemnification hereunder and for purposes of whether there has been a breach of, or inaccuracy in, any representation or warranty in this Agreement.

9.8 Manner of Payment. Any payment to be made by the Seller or the Buyer, as the case may be, pursuant to this Article 9 will be effected by wire transfer of immediately available funds from the Seller or the Buyer, as the case may be, to an account designated by the applicable Indemnified Person, within five (5) days after the determination thereof. The Buyer Indemnified Persons will be entitled to (but will not be required to) set off any amounts due or payable to any of the Buyer Indemnified Persons by the Seller pursuant to this Article 9 by setting off against any other amounts otherwise due and payable by any of the Buyer Indemnified Persons or any of their Affiliates to the Seller. In the event any Loss to any Buyer Indemnified Person, the Seller’s aggregate liability hereunder to such Buyer Indemnified Person will be reduced by the insurance proceeds actually received in connection with such Loss (less costs incurred for collecting such insurance proceeds and increases in premiums). Notwithstanding any other provision of this Agreement to the contrary, neither Buyer nor the Seller shall be liable under this Article 9 for any Losses that are for exemplary or punitive damages, except to the extent paid or payable to a third party.

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9.9 Additional Agreements. The right of any Buyer Indemnified Person or the Seller Indemnified Person to indemnification pursuant to this Article 9 will not be affected by any investigation conducted by, for, or on behalf of any party, or any knowledge acquired (or capable of being acquired) at any time by any party or any party’s Representatives, whether before or after the execution and delivery of this Agreement or the Closing.

9.10 Exclusive Remedy. From and after the Closing, subject to any claim based on fraud, willful misconduct or intentional misrepresentation which will not be so limited by this Section 9.10 and the availability of specific performance pursuant to Sections 6.5 or other equitable remedy, the indemnification provisions provided for in this Article 9 will be the exclusive remedy for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in this Agreement.

9.11 Tax Treatment. All indemnification and other payments under this Agreement shall, to the extent permitted by applicable Laws, be treated for all income Tax purposes as adjustments to the aggregate consideration paid hereunder. None of the parties shall take any position on any Tax Return, or before any Governmental Authority, that is inconsistent with such treatment unless otherwise required by any applicable Law.

9.12 Acknowledgment. The Seller Parties acknowledge and agree that any Loss suffered by the Buyer Indemnified Persons may include, inter alia, not only Losses affecting the Buyer directly but also Losses affecting the Company. Any Loss affecting the Company shall also be deemed to be a Loss affecting the Buyer for purposes of this Article 9. With respect to such Losses, the Buyer (and not the Company or, following the Closing, the holder(s) of Equity Securities of the Company), shall be entitled to indemnification hereunder.

9.13 Limited Right of Set-Off. Upon the mutual agreement of Buyer and Seller, Buyer may set off any amounts owed by Seller Parties against any payments otherwise due to Seller Parties under this Agreement. Except as mutually agreed, Buyer shall have no right to set off any sums claimed to be owed by the Seller Parties to Buyer against any payment due to the Seller pursuant to this Agreement or any Ancillary Agreement. Buyer’s prohibition against a set-off under this Section 9.13 shall not (i) preclude any other rights or remedies that may be available to the Buyer or any Buyer Indemnified Party, whether provided by law, equity, statute, any other agreement between the Parties or otherwise, or (ii) impact the procedures set forth in Section 2.10.

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10. MISCELLANEOUS.

10.1 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated pursuant hereto, each Party shall pay all fees and expenses incurred by it, in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.

10.2 Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (a) by electronic mail (in which case, it shall be effective on the Business Day sent or, if not sent on a Business Day, on the immediately following Business Day); or (b) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service), in each case, to the address listed below:

If to the Company or any Seller Party:

Wisconsin Fertility Labs of Wisconsin LLC

3146 Deming Way

Middleton, WI 53562

Email: epritts@wisconsinfertility.com

Attention: Dr. Elizabeth Pritts

with copies (which shall not constitute notice) to:

Palmersheim Dettmann, S.C.

1424 N. High Point Rd., Ste 202

Middleton, WI 53562

Email: palmersheim@pdbusinesslaw.com

Attention: Kevin J. Palmersheim

If to the Buyer:

Wood Violet Fertility LLC

5582 Broadcast Court

Sarasota, Florida 342240

E-mail: legal@invobio.com

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Center, Ste. 24

New York, New York 10112

Attn: Amanda Zablocki, Esq.

Email: AZablocki@SheppardMullin.com

Each of the parties to this Agreement may specify a different address by giving notice in accordance with this Section 10.2 to each of the other parties hereto.

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10.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each Party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Laws and to otherwise give effect to the intent of the Parties.

10.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.

10.5 Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate, or otherwise transfer either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of Buyer and the Seller; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of their respective Affiliates or to any of its financing sources, (b) designate one or more of its Affiliates to perform its obligations hereunder, and (c) assign any or all of its rights or obligations hereunder to any purchaser of all or substantially all of its assets or businesses, in each case without any required consent from any other party hereto; provided, further that the Company may assign all or any part of their rights and interests hereunder to a bank or any other financial institution or any Person or entity from which the Company thereof has obtained, or will obtain, financing. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights hereunder.

10.6 Jurisdiction; Venue; Service of Process.

10.6.1 Jurisdiction. Each Party to this Agreement, by his, her, or its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Wisconsin for the purpose of any Action between any of the Parties arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions, or the negotiation, terms or performance hereof or thereof, (b) hereby waives to the extent not prohibited by applicable Laws, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that he, she or it is not subject personally to the jurisdiction of the above-named court, that venue in such court is improper, that his, her or its property is exempt or immune from attachment or execution, that any such Action brought in the above-named court should be dismissed on grounds of forum non conveniens or improper venue, that such Action should be transferred or removed to any court other than the above-named court, that such Action should be stayed by reason of the pendency of some other Action in any other court other than the above-named court or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence or prosecute any such Action other than before the above-named court. Notwithstanding the foregoing, (i) a Party hereto may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court, and (ii) the dispute resolution procedures set forth in Section 2.2 shall be the sole and exclusive means by which the Parties may resolve any disputes arising thereunder and any resolution of any such dispute in accordance with such dispute resolution procedures shall be valid and binding on all of the Parties.

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10.6.2 Service of Process. Each Party hereto hereby (a) consents to service of process in any Action between any of the Parties arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions, or the negotiation, terms or performance hereof or thereof, in any manner permitted by Laws of the State of Wisconsin, (b) agrees that service of process made in accordance with clause (a) or made by overnight delivery by a nationally recognized courier service at his, her or its address specified pursuant to Section 10.2 shall constitute good and valid service of process in any such Action, and (c) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

10.7 Specific Performance. Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties hereto will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms hereof in any Action instituted in any court specified in Section 10.3 in addition to any other remedy to which he, she or it may be entitled, at law or in equity. Each Party hereto further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, he, she or it will not assert that a remedy at law would be adequate.

10.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT, THE CONTEMPLATED TRANSACTIONS, OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES. T HE PARTIES FURTHER AGREE TO IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING AND ANY SUCH PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.9 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each Party hereto. The Parties may deliver executed signature pages to this Agreement by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method. No Party may raise as a defense to the formation or enforceability of this Agreement, and each Party forever waives any such defense, either (a) the use of a facsimile, email, or such other transmission method to deliver a signature or (b) the fact that any signature was signed and subsequently transmitted by facsimile, email, or such other transmission method.

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10.10 Amendment; Modification; Waivers. No amendment or waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed, in the case of an amendment, by Buyer and the Seller or in the case of a waiver, by Buyer on the one hand, or by Seller, if, respectively, the Buyer or the Seller is the party against whom the waiver is to be effective (or as otherwise expressly provided herein). No waiver by any Party of any breach of any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof.

10.11 Dispute Resolution.

10.11.1 The Parties shall attempt to resolve any dispute arising out of or relating to this Agreement, the breach, termination, or validity hereof (including without limitation with respect to any claim for indemnification) (a “Dispute”) promptly by negotiation between representatives of Seller Parties, and Buyer who have authority to settle the controversy. Any Party may give to another Party written notice that a claim exists (a “Notice of Dispute”). The Notice of Dispute shall include a statement describing such Party’s position in reasonable detail, including the citation of any applicable terms of this Agreement, and the name and title of the representative who will represent the Party.

10.11.2 Within thirty (30) business days of delivery of the Notice of Dispute, the representatives of the parties to the dispute shall meet at a mutually agreeable time and place and thereafter as long as they reasonably deem necessary, to attempt to resolve the Dispute in good faith. Any such meetings shall be considered a settlement negotiation for the purpose of all applicable laws protecting statements, disclosures, or conduct in such context, and any offer in compromise or other statements or conduct made at or in connection with any Applicable Law. All reasonable requests for information by one Party to the other will be honored; provided that no Party shall be obligated to disclose any attorney-client privileged information. In the event that negotiation is unsuccessful, then either Party may by notice request mediation.

10.11.3 The parties shall then have fifteen (15) days to mutually agree on a mediator, who must be a lawyer experienced in commercial and business affairs related to the healthcare industry. If no agreement can be reached, each Party shall name a mediator and those two mediators shall select a third mediator who shall mediate the dispute. In any such mediation, all of the fees and costs of the selected mediator shall be paid 50% by the Seller and 50% by Buyer. Each Party shall pay its own legal fees and costs related to the mediation proceeding, as well as the cost of any individually selected mediator. Notwithstanding the foregoing, if an action at Law or in equity is necessary to enforce or interpret the terms of this Agreement as provided for under Section 10.6, then the prevailing Party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.

10.11.4 All mediation procedures will be closed to the public and confidential, and each Party shall maintain confidentiality as to all aspects of the mediation; except as necessary to obtain relief via subsequent legal actions made in a court of competent jurisdiction with respect to this Agreement, or to its lawyers, tax advisors, auditors and insurers, as necessary and appropriate or from making such other disclosures as may be required by any applicable law.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Asset Purchase Agreement as an agreement under seal as of the date first above written.

BUYER:

WOOD VIOLET FERTILITY LLC, a Delaware limited liability company

By:
Name:
Title:

COMPANY:

Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute

By:	/s/ Elizabeth Pritts
Name:	Dr. Elizabeth Pritts
Title:	President

SELLER PARTIES:

THE ELIZABETH PRITTS REVOCABLE LIVING TRUST

By:	/s/ Elizabeth Pritts
Name:	Dr. Elizabeth Pritts
Title:	Sole Trustee

DR. ELIZABETH PRITTS, an individual

By:	/s/ Elizabeth Pritts
Name:	Dr. Elizabeth Pritts

EXHIBIT A

Assignment and Assumption Agreement

See attached.

EXHIBIT B

Assumed Contracts

See attached.

EXHIBIT C

Bill of Sale

See attached.

EXHIBIT D

Medical Consultant Agreement

See attached.

EXHIBIT E

Employment Agreement

See attached.

EXHIBIT F

Management Services Agreement

See attached.

EXHIBIT G

New Lease

See attached.

EXHIBIT H

Revised Company Bylaws

See attached.